Exhibit 10.4

SKI AREA AGREEMENT

AGREEMENT

BETWEEN:
HER MAJESTY THE QUEEN
IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA,
represented by the Minister of Lands, Parks and Housing
(hereinafter called the “Province”)
OF THE FIRST PART
AND
WHISTLER MOUNTAIN SKI CORPORATION,
a company organized under the laws of British Columbia
and having an office at
602 - 325 Howe Street, Vancouver, British Columbia
(hereinafter called “Whistler”)
OF THE SECOND PART

i

THIS AGREEMENT dated for reference the 30th day of September, 1982.
BETWEEN:
HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, represented by the Minister of Lands, Parks and Housing (hereinafter called the “Province”)
OF THE FIRST PART
AND
WHISTLER MOUNTAIN SKI CORPORATION, a company organized under the laws of British Columbia and having an office at 602 - 325 Howe Street, Vancouver, British Columbia (hereinafter called “Whistler”)
OF THE SECOND PART
WITNESSES THAT WHEREAS:

A.	Whistler operates a recreational ski development on land that is owned by the Province and has submitted a detailed proposal to the Province for the future expansion of the development;

B.	The Province has agreed to permit Whistler to continue to operate the development and carry out the expansion of the development on the terms and conditions herein contained.

1

ARTICLE I - DEFINITIONS

1.01	In this Article, unless the context otherwise requires
“Access Routes” means the access required to be provided under section 4.02 and includes any other access required by government agencies having jurisdiction;
“Appraised Market Value” in reference to a Recreation Improvement, the Gondola Base or the North Side Base, means the appraised market value of it determined under section 13.05 or by arbitration under Article XIX;
“Base Areas” means any area designated as such in Schedule “B” except any parts of such Base Areas owned by Whistler and any other areas designated as Base Areas in an amendment to the Whistler Master Plan;
“Base Area Phases” means the phases of development of the Base Areas in the stages described in the Phasing Schedule;
“Bed Units” in reference to a Base Area Phase means the number of created bed units shown for that Base Area Phase in the Phasing Schedule;
“Controlled Recreation Area” means all the Resort Area and includes all lands on which Recreation Improvements have been or are intended to be constructed in the Resort Area;
“Construction and Completion Schedule” means a construction and completion schedule referred to in section 4.02 (a) (vi);
“Corresponding Mountain Phase” in reference to Base Area Phase, means the Mountain Phase described opposite to that Base Area Phase in the Phasing Schedule;
“Crown Land” means land in a Base Area that is owned by the Province;
“Day Skier Facility” means any building in the Controlled Recreation Area that is designed to provide day use facilities for skiers;
“Day Skier Visits” means the total number of people, exclusive of employees of Whistler, in a particular day who use any of the Lifts regardless of whether the use is pursuant to a day ticket, pass for a fixed period of time, season pass, ski school arrangement or otherwise;
“Development Scheme” means the proposed scheme of subdivision or development referred to in section 14.04 (b) (i);
“Engineer” means the engineer or architect appointed by Whistler to supervise the construction of the Recreation Improvements and the development of the Base Areas;
“Event of Default” means an event referred to in section 12.01;
“Fees” means the money payable to the Province under section 8.01;

“Financial Information” means the audited financial statement of Whistler for its financial year ending October 31, 1981 prepared by Messrs. Peat Marwick and Mitchell, Chartered Accountants;
“Financial Year” means the financial year of Whistler ending on October 31 in each year during the currency of this agreement or on any other date permitted under Article VIII;
“Gondola Base” means that part of the Whistler Lands described as Block A of D.L. 5316, on which a Base Terminal Facility or a Lift is now or may hereafter be located, including a reasonable skier milling area adjacent thereto;
“Gross Revenue” means all the receipts or receivables of Whistler during any Financial Year for the right to use the Recreation Improvements determined in accordance with generally accepted accounting principles and includes, without limitation

(i)	amounts paid to Whistler by the user or other wholesale or retail purchaser, as the case may be, for an hourly or day ticket, pass for a fixed period, season or other pass,

(ii)
where the right to use the Recreation Improvements is included in a package, that portion of the package price that represents the Recreation Improvement charges based on customary charges for hourly or single day use, or, if discounted as part of the package price, the discounted price to be received by Whistler from the user or other wholesale or retail purchaser,

(iii)	subsequent recoveries of receivables previously written off or reserved (to be included in the Financial Year in which they are recovered), but does not include uncollectable or doubtful receivables written off or reserved by Whistler in accordance with generally accepted accounting principles and the right to use Recreation Improvements does not include the sale of food, beverages, ski lessons, ski repairs or other similar services;
“Hiking Trail” means a trail designated as a hiking trail on Schedule “A”;
“Independent Recreation Facility” means any recreation facility owned by Whistler in the Resort Area and open to the public that is not part of a hotel or condominium complex and includes without .imitation swimming pools, gymnasiums, skating rinks, tennis and raquet courts, riding stables, golf courses, playing fields, toboggan and sled runs, and similar recreation facilities that are open to the public;
“Interest” means the rights of Whistler in respect of the Resort Area under this agreement including the Recreation Improvements, the Tenures and the business and operations of Whistler conducted in the Controlled Recreation Area in connection therewith;
“Lift” means a ski lift that has or is to be constructed pursuant to this agreement;

“Lift Terminal Facility” means the structure at either end of a Lift for the loading or unloading of skiers and any building that is used to house the mechanical or structural end of a Lift;
“Maintenance Facility” means any facility constructed in the Resort Area for the purpose of housing, storing or maintaining equipment;
“Minimum Fee” means the fee referred to in section 8.01 (c);
“Minister” means that member of the Executive Council of the Province who is from time to time charged with the administration of the Land Act, and includes any one appointed by the Province or the Minister to act as his representative;
“Mountain Phases” means the phases of development of the Recreation Improvements in the stages in the Phasing Schedule”;
“Moveable Recreation Improvement” means all Lifts and their component parts and other Recreation Improvements which are in the nature of tenant’s improvements and would at common law be removeable by a tenant on the expiration of a term of years;
“North Side Base” means that part of the Whistler Lands described in subparagraph (iv) of the definition of Whistler Lands;
“Parking Facility” means any vehicular parking lot in the Resort Area that is intended to provide parking space for the users of the Recreation improvements;
”Percentage Fee” means the fee referred to in section 8.01 (c);
“Performance Bond” means the bond referred to in section 9.03;
“Phasing Schedule” means the summary of phased development for the Resort Area set out in Schedule “C” and includes all maps, plans, summaries and other documents referred to in the Phasing Schedule;
“Preceding Mountain Phase” means the Mountain Phase, shown in the Phasing Schedule that immediately precedes a Corresponding Mountain Phase;
“Provincial Ski Area Policy” means the policy at the Province in effect from time to time relating to the development of ski areas;
“Recreation Improvement” means any Lift (including a Lift Terminal Facility, pylons, cables, gondolas, chairs, equipment and equipment used in connection with a Lift) Day Skier Facility, Maintenance Facility, Parking Facility, Ski Trail and Access Route that is located within or is intended to be constructed within the Resort Area and includes any other similar facility within the Resort Area;
“Regional Director” means that employee of the Province who, from time to time, holds the position of Regional Director, Lower Mainland Region, Ministry of Lands, Parks and Housing, or any other person designated by the Minister;

“Resort Area” means the area shown outlined in red on Schedule “A” except the Whistler Lands and Base Areas acquired by Whistler under this agreement;
“Renewal Offer” means the offer referred to in section 16.02;
“SAOT Formula” means the skier at one time formula described in Schedule “D”;
“Season” means the period commencing on the 1st day of December, in any one year and continuing for the next 150 days;
“Security Bond” means the bond referred to in section 9.01;
“Sites 1, 2, 3, 5, and 6” mean the parcels of land shown on Schedule “B” under those designations and that are described in Table 2.02 of Schedule “C” and “Site” means any one of Sites 1, 2, 3, 5, and 6;
“Ski Trail” means a ski trail, ski run or hiking trail shown in or contemplated by the Whistler Master Plan;
“Skier Carrying Capacity”

(i)	in reference to a Lift means the skier at one time capacity of it based on the SAOT Formula,

(ii)	in reference to a Mountain Phase, the skier at one time capacity of that Mountain Phase based on the SAOT Formula;
“Substantial Completion”

(i)
in reference to a Recreation Improvement means the condition arrived at, as certified by the Engineer under his professional seal, when the construction of it has been completed in accordance with the design, plans and specifications for the Recreation Improvement and it is in a condition of presentable appearance and is ready for its intended use with the exception of minor deficiencies that do not affect its appearance or impair its use;

(ii)	in reference to a Mountain Phase means the condition arrived at when all of the Recreation Improvements in that Mountain Phase are in a state of Substantial Completion,

(iii)
in reference to the improvements contemplated in a Base Area Phase, means the condition arrived at, as certified by the Engineer, under his professional seal, when the construction of the improvements have been completed and are ready for their intended use except for minor deficiencies that do not impair its use;

“Tenure” means any lease, right-of-way or licence issued to Whistler by the Province in respect of a Recreation Improvement, and includes the land that is described in the instrument creating that Tenure;
“Utilization”

(i)	in reference to a Season means the aggregate of the Day Skier Visits during the Season divided by 150,

(ii)	in reference to Weekdays, means the aggregate of the Day Skier Visits on Weekdays during a Season divided by the number of Weekdays during that Season,

(iii)	in reference to Weekends and Holidays, means the aggregate of the Day Skier visits on Weekends and Holidays during a Season divided by the number of days of Weekends and Holidays during that Season;
“Weekdays” means days other than days that are Weekends and Holidays;
“Weekends and Holidays” means Saturdays, Sundays, statutory holidays in British Columbia and days on which public schools in British Columbia are not required to be open pursuant to the School Act and [illegible] under that Act;
“Whistler Lands” means the interests in lands owned by Whistler situate in the Resort Municipality of Whistler including the lands legally described as follows:

(i)	Lot 1, Block F. D.L. 4749, Plan 18962, N.W.D.,

(ii)	Block A of D.L. 5316,

(iii)	D.L. 4751, Group 1, N.W.D., and

(iv)
strata lots 1, 5, and 6 and an undivided one-half interest in strata lots 3 and 4, D.L. 3020, Strata Plan VP 1163, including the interests of Whistler in the limited common property designated for the exclusive use of Whistler and the operator of Blackcomb Mountain;

“Whistler Master Plan” means the document Entitled “Whistler Mountain Ski Area Master Plan” prepared by Ecosign Mountain Recreation Planners Ltd. and dated November, 1979 as amended from time to time in accordance with this agreement.

ARTICLE II - STATEMENT OF OBJECTIVES

2.01
It is the policy of the Province to encourage the economic development of ski facilities and related resort development in British Columbia and to allocate lands owned by it to this use where the Province considers that allocation is in the public interest.

2.02	In accordance with its policy, the Province has agreed to permit Whistler to develop the Resort Area, in phases,

(a)
by constructing and operating the Recreation Improvements in accordance with acceptable British Columbia industry standards in a manner that will attain the development objectives of the Whistler Master Plan;

(b)	by developing the Base Areas to provide a balanced mix of commercial and residential accommodation that compliments the utilization of the Recreation Improvements;
on the terms and conditions contained in this agreement.

2.03
It is contemplated that the Recreation Improvements will be constructed in specific stages in accordance with the Whistler Master Plan and the Phasing Schedule subject to the provisions of this agreement.

2.04
It is further contemplated that Whistler shall be entitled to purchase from the Province Crown Lands in the Base Areas, in stages that correspond to particular Mountain Phases, for development in accordance with the land uses and densities specified it the Whistler Master Plan on the terms and conditions contained in this agreement.

ARTICLE III - REPRESENTATIONS OF WHISTLER

3.01	Whistler warrants and represents to the Province that

(a)
Whistler is a corporation duly incorporated and existing under the laws of British Columbia, is a non-reporting company and is in good standing with respect to the filing of returns in the office of the registrar of companies of British Columbia;

(b)
Whistler has all the corporate power, capacity and authority to enter into this agreement and to carry out its obligations contemplated herein, all of which have been duly and validly authorized by all necessary corporate proceedings;

(c)	the authorized capital of Whistler consists of [illegible] common shares without par value of which [illegible] common shares are issued and outstanding;

(d)	the following persons are the owners of shares in the capital of Whistler in the amounts set opposite their respective names:

Name	Number and Class of Shares
Hastings West Investments Ltd.	61,904 common
Morell Enterprises Ltd.	19,048 common
Canarim Holdings Ltd.	19,048 common

(e)
there are no outstanding securities of Whistler that are convertible into shares in its capital and there are no outstanding options or rights to subscribe for any of the unissued shares in the capital of Whistler;

(f)	the directors and officers of Whistler are as follows:

Directors
Franz M. Wilhelmsen	Gilbert C. Bradner
Kenneth P. Tolmie	Alan D. Laird
Frank Barker	Peter C. Alder
Peter M. Brown	William F. Sirett
John McLernon
Officers
Franz M. Wilhelmsen	President
Peter C. Alder	Vice-President & General Manager
David F. Balfour	Vice-President, Finance & Administration
William F. Sirett	Secretary

(g)	the Financial Information was prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years, was true and correct in every material particular on October 31, 1981 and accurately reflects the results of Whistler’s operations to that date;

(h)
there are no liabilities of Whistler that are not disclosed or reflected in the Financial Information except those incurred in the ordinary course or business since October 31, 1981 and indebtedness owed to shareholders.

(i)
Whistler has good title to and possession of all its assets, free and clear of all liens, charges or encumbrances except those described in the Financial Information and those granted by Whistler to secure monies borrowed by or indebtedness or other obligations incurred by Whistler in the ordinary course of its business;

(j)	Whistler is not a party to or threatened with any litigation and has no knowledge of any claims against it that would materially affect its undertaking or financial condition;

(k)
Whistler has filed all income tax returns for all years up to and including the fiscal year of Whistler ending December 30, 1980 and the liability of Whistler for income taxes, penalties and interest thereon on income earned up to and including October 31, 1981 does not exceed the sum set forth in the Financial Information;

(l)
Whistler has filed all tax, corporate information and other returns required to be filed by the laws of British Columbia and has complied with all workers compensation legislation and other similar legislation to which it may be subject and has paid all taxes, fees and assessments calculated to be due by Whistler under those laws as of the date of this agreement;

(m)
Whistler is not, to the best of its knowledge, in breach of any statute, regulation or by-law applicable to Whistler or its operations that would adversely affect in any material respect its financial condition or ability to conduct its business in the ordinary course;

(n)
the making of this agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms of this agreement does not conflict with or result in a breach of, or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute a default under, the memorandum or articles of Whistler or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority or other instrument to which Whistler is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which Whistler is bound or, to the knowledge of Whistler, any statute or regulation applicable to Whistler.

ARTICLE IV - RECREATION IMPROVEMENTS

4.01
Whistler may operate its existing Recreation Improvements and may construct and operate future Recreation Improvements within the Resort Area in accordance with the Whistler Master Plan subject to the provisions of this agreement.

4.02	Whistler shall not construct any Recreation Improvements in a Mountain Phase

(a)	until Whistler has delivered to the Province

(i)	a statement or the estimated capital costs of the Recreation Improvements in that Mountain Phase verified by the Engineer under his professional seal;

(ii)	applications under the Land Act for rights-of-way for all Recreation Improvements in that Mountain Phase that consist of Lifts together with a preliminary site plan for each of them,

(iii)	applications under the Land Act for ground leases for all Recreation Improvements other than Lifts, Ski Trails and Access Routes together with preliminary boundary plans for each of them,

(iv)
applications under the Land Act for a licence to construct Recreation Improvements in that Mountain Phase that are Ski Trails or Access Routes together with preliminary site plans and cutting and clearing plans (where cutting and clearing is required) for each of them,

(v)	a Security Bond and a Performance Bond (if a Performance Bond is required under Article IX),

(vi)	a construction and completion schedule for that Mountain Phase,

(b)	unless the Recreation Improvement for that Mountain Phase is shown or provided for in the Whistler Master Plan and the Phasing Schedule for that Mountain Phase;

(c)	that consists of a Recreation Improvement that is to be a building unless the design and location of it is consistent with the Whistler Master Plan;

4.03	Whistler shall provide or cause to be provided Access Routes

(a)	by way of dedicated or gazetted road or by way of right-of-way to each Parking Facility;

(b)	by way of pedestrian foot paths (having a width of not less than 5 metres) from each Parking Facility to a Lift Terminal Facility;

(c)	by way of dedicated or gazetted road or by way of right-of-way to the Gondola Base.

4.04
All Access Routes shall be located in areas that are approved by the Province, and where an Access Route, or any part of it, is located on land that is not Crown Land, Whistler shall at the request of the Province and at the expense of Whistler, cause the Access Route (or that part of it that is not located on Crown land) to be conveyed by way of right-of-way to the Province, free and clear of any liens, charges and encumbrances except existing utility easements and rights-of-way.

4.05
Prior to the construction of any Recreation Improvement that consists of a Parking Facility, Lift, Lift Terminal Facility, Maintenance Facility or Day Skier Facility, Whistler shall, if that Recreation Improvement or any part of it is to be located on land that is not Crown Land, other than Whistler Lands, at its expense, cause the Recreation Improvement (or that part of it that is not located on Crown land) to be conveyed to the Province free and clear of any liens, charges and encumbrances except existing utility easements and rights-of-way.

4.06
Where Whistler conveys land or causes land to be conveyed to the Province under section 4.05 and has applied for a permitted Tenure of that land under the Land Act, the conveyance shall be conditional upon a grant by the Province of the Tenure over that land for its intended purpose in accordance with Article VI.

4.07
Whistler shall not construct any Recreation Improvement that is a Ski Trail without the consent of the Province which consent shall not be unreasonably withheld, so long as its design and location conform to the Whistler Master Plan.

4.08	Land conveyed to the Province under this Article shall be added to and form part of the Controlled Recreation Area.

ARTICLE V - MOUNTAIN PHASES

5.01	Whistler shall, at its expense, construct the Recreation Improvements in the Mountain Phases set out in the Phasing Schedule

(a)	in compliance with the Whistler Master Plan and this agreement;

(b)	in a good and workmanlike manner consistent with accepted industry standards for new and similar developments in British Columbia;

(c)	within the time frame tor their completion specified in a Construction and Completion Schedule for each Mountain Phase delivered under section 4.02 (a)(vi);
and shall provide all labour, materials and supplies incidental thereto.

5.02
When the Recreation Improvements of a Mountain Phase are in a state of Substantial Completion, Whistler shall undertake the construction of the Recreation Improvements specified for each succeeding Mountain Phase in the order set out in the Phasing Schedule and Article IV applies to each succeeding Mountain Phase.

5.03
Notwithstanding section 5.02, Whistler shall not be required to proceed with any succeeding Mountain Phase until the Utilization of the last completed Mountain Phase during a Season on Weekdays is 35% and on Weekends and Holidays is 80% of the Skier Carrying Capacity of all completed Mountain Phases.

5.04
Whistler shall not without the consent of the Province (which consent shall not be unreasonably withheld) proceed with the construction of Recreation Improvements in a succeeding Mountain Phase until all of the Recreation Improvements in preceding Mountain Phases are in a state of Substantial Completion.

5.05	It is a condition of the obligation of Whistler to construct a Recreation Improvement that

(a)	the permitted Tenure for that Recreation Improvement shall have been granted to Whistler; and

(b)	the time from the date Whistler commences construction of the Recreation Improvement to the expiry of the term of the Tenure is

(i)	in respect to a Lift, Parking Facility, Ski Trail or Lift Terminal Facility, at least 10 years,

(ii)	in respect of Recreation Improvements other than a Parking Facility, Ski Trail or Lift Terminal Facility, at least 20 years.

ARTICLE VI - FORMS OF TENURE (RECREATION IMPROVEMENTS)

6.01	The form of Tenure for Recreation Improvements other than Lifts, Access Routes and Ski Trails shall be by way of lease substantially in the form of lease set out in Schedule “E”.

6.02	The form of Tenure for Recreation Improvements that are Lifts shall be by right-of-way substantially in the form of right-of-way set out in Schedule “F”.

6.03
The form of Tenure for Recreation improvements that are Ski Trails or Access Routes shall be by way of licence authorizing Whistler to construct and maintain them substantially in the form of licence set out in Schedule “G”.

6.04	Not later than 12 months after the construction of a Recreation Improvement (other than a Ski Trail or Access Route) is in a state of Substantial Completion, Whistler shall

(a)
for any Recreation Improvement that is a Lift, prepare a surveyed right-of-way plan that encompasses land reasonably required for the operation and maintenance of that Recreation Improvement, which shall not without the consent of the Province encompass a strip of land more than 15 metres in perpendicular width lying between lines parallel to and situated such number of centimetres from each side of the centre line of the Lift;

(b)
for any Recreation Improvement other than a Lift, Ski Trail or Access Route, prepare a surveyed boundary plan that encompasses land that is occupied by the Recreation Improvement and land reasonably required for its intended use.

6.05
Whistler shall prepare the plans referred to in section 6.04, in compliance with the standards of the Surveyor-General and instructions issued by him from time to time and deliver two approved copies of them to the Regional Director for his acceptance.

6.06	On the acceptance of a survey plan by the Regional Director under section 6.05,

(a)	Whistler shall affix one copy of the accepted plan to the appropriate Tenure for the Recreation Improvement described in it, and

(b)	the Regional Director shall retain the other copy for his records and thereafter the plan so affixed shall in all respects establish, govern and define the land forming part of the Tenure and any surplus land shall be released and discharged from the rights therein granted.

6.07	The term of each Tenure issued to Whistler in connection with a Recreation Improvement shall commence on the date it is issued and shall terminate on September 30, 2032.

6.08
The Province shall not be under any obligation to grant a Tenure for a Recreation Improvement until the expiration of 30 days after any conditions precedent to the grant of the Tenure have been met provided such conditions precedent shall be restricted to the usual customary conditions precedent required by the Regional Director in respect of grants of similar tenures to lands owned by the Province.
ARTICLE VII - COVENANTS OF WHISTLER

7.01	Whistler shall

(a)
observe, abide by and comply with all laws, by-laws, orders, directions, ordinances and regulations of any competent governmental authority in any way affecting the Recreation Improvements, the use and occupation of the land on which they are situate, or that affects the undertaking of Whistler or the manner in which it carries on its business and to indemnify and save the Province harmless from all loss, damage cost or expense suffered by the Province by reason of the failure of Whistler to do so;

(b)
use all reasonable efforts to minimize the adverse environmental impact of the development contemplated herein and comply in all material respects with the environmental requirements set forth in Schedule “H”;

(c)
operate the Recreation Improvements in accordance with industry standards for similar developments in British Columbia, and without limiting the generality of the foregoing, comply in all material respects with all its operating covenants set forth in Schedule “I”;

(d)	provide all management and technical expertise necessary for Whistler to carry out its obligations under this agreement;

(e)	take out or cause to be taken out and keep or cause to be kept in force at all times, the following policies of insurance:

(i)	fire insurance and extended coverage supplemental risks contract on all Recreation Improvements in an amount not less than 100% of their full replacement cost,

(ii)
comprehensive public liability insurance in respect of claims for personal injury, death or property damage arising out of any one occurrence in the Controlled Recreation Area to an amount not less than $10,000,000 which amount should be adjusted from time to time in keeping with the amounts customarily carried by prudent operators of similar ski areas in Canada, and which policy may permit a reasonable deductible amount; and

(iii)
such other insurance as would be maintained by a prudent operator of a ski area in Canada, including without limitation, policies of insurance to cover the risk, if any, associated with the operation of any motor vehicle and aircraft, including helicopters, that are owned or leased by Whistler;

(f)	cause each policy of insurance required to be maintained by it

(i)	to name the Province as a named insured as its interest may appear under the policy,

(ii)	to prohibit the insurer from exercising any rights of subrogation against the Province,

(iii)
to afford protection to the Province in respect of cross-liability between the Province and Whistler and to provide that the coverage under the policy shall not be cancelled or any provisions changed or deleted unless 30 days prior written notice is given to the Province by the insurer;

(g)
apply all proceeds of the insurance referred to in section 7.01 (e) (i) to be used for the repair or rebuilding of Recreation Improvements damaged or destroyed by the hazard insured against and cause that policy of insurance to provide that the proceeds shall be paid to Whistler or its mortgage creditor having a charge on a Recreation Improvement (as their interests appear) and when received by Whistler or such mortgage creditor, to be used in accordance with this covenant;

(h)
provide to the Province from time to time, upon request, proof that all premiums under the policies required to be maintained by Whistler have been paid and that they are in full force and effect and contain the above terms;

(i)
use all reasonable efforts to procure from each mortgage creditor referred to in section 7.01 (g) an agreement with Whistler that the insurance proceeds under policies referred to in section 7.01 (e) (i) will be dealt with as provided in section 7.01 (g) notwithstanding any default under such creditor’s mortgage or charge;

(j)
pay when due all taxes, rates, assessments, levies or other dues now or hereafter charged, or levied against the land comprised in the Tenures and all Recreation Improvements constructed or installed thereon and all other taxes, rates and assessments payable by Whistler under any Federal or Provincial statute including without limitation the Income Tax Act (Canada) and the Workers Compensation Act;

(k)	pay interest to the Province on Fees in arrears at the rate of interest prescribed from time to time under the Land Act in respect of money payable to the Province under that Act;

(l)	subject to section 7.02, indemnify and save the Province harmless against all loss, damage, costs and liabilities, including fees of solicitors and other professional advisors arising out of

(i)	any breach, violation or non-performance of any covenant, term or condition contained in this agreement or in a Tenure or other interest in land granted to Whistler under Article VI,

(ii)
any personal injury, death, or property damage occurring in the Controlled Recreation Area, or the activities carried out by Whistler in the Controlled Recreation Area including any matter or thing permitted or omitted (whether negligent or otherwise) by Whistler, its servants, agents, contractors or subcontractors, and the amount of that loss, damage, costs and liabilities shall be added to the Fees and Whistler shall pay the amount so added to the Province immediately;

(m)
pay all accounts and expenses as they become due for labour performed on or materials supplied for constructing or repairing the Recreation Improvements save and except for money that Whistler is required to holdback under the Builders’ Lien Act and if any claim of lien is made under that Act, Whistler shall take all necessary steps to have the same discharged unless the claim of lien is being contested in good faith by Whistler and Whistler has taken steps to ensure that the claim will not subject any of its Tenures or the Recreation Improvements to sale or forfeiture;

(n)	notwithstanding Article XVII, permit any person to pass and repass by foot on the Hiking Trails during the months of May to November of each year without fee or charge;

7.02
The obligation of Whistler under section 7.01(l)(ii) does not apply to any personal injury, death or property damage sustained by a person as a result of his passing or repassing on a Hiking Trail by foot, motor vehicle, motorcycle or any other means during the period from the first day of May to the last day of November of each year during the continuance of this agreement.

ARTICLE VIII - FEES

8.01	In consideration of the development rights granted herein and as rental for all Tenures granted hereunder, Whistler shall pay to the Province:

(a)	an initial fee of $100 for each Tenure issued hereunder, payable in advance on the date of issuance;

(b)
a minimum fee in an amount equal to 1% of the Gross Revenue of Whistler during its last completed Financial Year payable in advance on January 1, 1983 and on January 1 in each and every year thereafter during the term of this agreement; and

(c)	a percentage fee of 2%, or such other percentage determined in accordance with section 8.02, of the Gross Revenue of Whistler calculated in respect of each Financial Year less the Minimum Fee;

8.02
The percentage of the Percentage Fee shall be reviewed by the Province on December 1, 1993 and on each 10th anniversary of that date and the Province may at each review, increase the percentage by an amount it may determine but no increase shall be more than 1% and no increase shall be so large as to cause the Percentage Fee to be an amount greater than the highest fee then charged by the Province under any Provincial Ski Area Policy then in effect.

8.03
Within 120 days after the end of each Financial Year, Whistler shall deliver to the Province a detailed statement of Gross Revenue for that Financial Year audited by the auditor of Whistler together with payment of the Percentage Fee as required by section 8.01.

8.04	Whistler shall give notice in writing to the Province at its Financial Year end and any changes to that date and no fiscal year of Whistler shall exceed 12 months.

8.05
The Province shall have the right to inspect and take copies of and cause an audit to be taken by an independent auditor of the books and records of Whistler pertaining to Gross Revenue upon reasonable notice and at reasonable times.

8.06
The fees provided in section 8.01 are in addition to the fees provided in the Land Act or regulations under that Act in effect from time to time in respect of processing of applications for the Tenures and issuing them.

ARTICLE IX - SECURITY BOND AND PERFORMANCE

9.01	The Security Bond required to be delivered to the Province under section 4.02 (a) (v) shall

(a)	be in the amount of $50,000;

(b)
be in the form of an unconditional letter of credit issued by a Canadian chartered bank that remains in effect until the Mountain Phase in respect of which it is given is in a state of Substantial Completion, or in any other form acceptable to the Province.

9.02
The Province may use the Security Bond given by Whistler with respect to any Mountain Phase for the payment of all costs and expenses incurred by the Province to cure or compel Whistler to cure any Event of Default that relates to the construction of Recreation Improvements for that Mountain Phase or to remedy any material damage to the environment caused by that construction or by the activities of Whistler, its servants, agents or contractors.

9.03
When the Recreation Improvements in a Mountain Phase are in a state of Substantial Completion, the Province shall return the Security Bond to Whistler less all [illegible] drawn down by the Province to pay or provide for the payments of costs and expenses under section 9.02.

9.04
Where the Province draws down money under the Security Bond under section 9.02, Whistler shall, within 30 days of that event, deliver another Security Bond to the Province in an amount equal to the amount drawn down by the Province under section 9.02.

9.05
Subject to section 9.07, Whistler shall, at the request of the Province, post security in the form of an unconditional letter of credit issued by a Canadian chartered bank and that remains in effect until the Mountain Phase in respect of which it is given is in a state of Substantial Completion (or in any other form acceptable to the Province) in an amount equal to 100% of the estimated capital costs of the Recreation Improvements for the Mountain Phase that may be called and drawn down if Whistler fails to construct the Recreation improvements for which the security is given to a state of Substantial Completion.

9.06	A Performance Bond may provide partial releases as follows:

(a)
by an amount equal to 25% on receipt by the Province of a certificate from the Engineer under his professional seal stating that 25% of the work to be undertaken by the contract has been completed or is in place;

(b)
by an amount equal to 25% on receipt by the Province of a certificate from the Engineer under his professional seal stating that 50% of the work to be undertaken by the contract has been completed or is in place;

(c)
by an amount equal to 25% on receipt by the Province of a certificate from the Engineer under his professional seal stating that 75% of the work to be undertaken by the contract has been completed or is in place; and

(d)
the balance in 60 days after receipt by the Province of a certificate of the Engineer under his professional seal stating that the work to be undertaken by the contract is in a state of Substantial Completion.

9.07
Notwithstanding section 9.05, the Province shall not be entitled to request Whistler to post a Performance Bond unless it relates to a Mountain Phase that is not in a state of Substantial Completion at the time the Province conveys to Whistler Crown land required for the construction of the Base Area Phase described in Column II of the Phasing Schedule immediately opposite to that Mountain Phase.

ARTICLE X - MODIFICATIONS TO WHISTLER MASTER PLAN

10.01
Whistler shall, in consultation with the Province, continually review and re-evaluate the Whistler Master Plan and the Phasing Schedule and in conducting that review and re-evaluation shall take into account changing technology in the industry and changing public requirements.

10.02
Where, on the basis of a review under section 10.01, Whistler considers that the Whistler Master Plan, the Phasing Schedule, or any part of either of them should be altered in a material way, it shall submit the proposed alteration to the Province for its approval.

10.03
A proposal under section 10.02 shall be in writing and shall be accompanied by maps, schedules and other documents that show conceptually and in detail the alterations being recommended and the impact of them on the existing Whistler Master Plan and the Phasing Schedule.

10.04	A change or alteration to the Whistler Master Plan or the Phasing Schedule that

(a)	does not require the Province to discharge a restrictive covenant or condition referred to in section 14.09;

(b)	does not reduce the Skier Carrying Capacity of Recreation Improvements that are Lifts, Lift Terminal Facilities or Ski Trails;

(c)	does not increase the number of Bed Units to be constructed in a Base Area; or

(d)	does not decrease the number of parking spaces referred to in paragraph (x) of Schedule “I”;

(e)	does not identify further Base Areas;
does not constitute a change to the Whistler master Plan or the Phasing Schedule that requires the consent of the Province but Whistler shall give written notice of those changes to the Province.

10.05	The Province shall not unreasonably refuse to approve an alteration under this Article so long as it does not,

(a)	impair the objectives of the parties referred to in Article II or render them unattainable;

(b)	conflict with the Provincial Ski Area Policy.

ARTICLE XI - EXISTING RECREATION IMPROVEMENTS

11.01	Prior to or contemporaneously with the execution of this agreement, Whistler shall deliver the following to the Province

(a)
applications under the Land Act for rights-of-way for each Recreation Improvement in Mountain Phases I to VII that is a Lift together with a surveyed right-of-way plan for each of them prepared in accordance with Article VII;

(b)
applications under the Land Act for leases for each Recreation Improvement (other than a Lift, Ski Trail or Access Route) together with a surveyed boundary plan of each of them prepared in accordance with Article VII; and

(c)
an application under the Land Act for one licence for all existing Recreation Improvements that are Ski Trails or Access Routes together with a sketch plan showing the general area in which they are located;

(d)
other information and documentation that the Province reasonably requires under its land administration policy and procedure as it exists time to time) to grant the leases, licences, and rights-of-way applied :for under this Article.

11.02	The Province shall, within 120 days of the receipt of the material referred to in section 11.01, grant the Tenures applied for to Whistler.

11.03
The Tenures issued under this Article shall, on the dates they are issued, supercede and replace all other rights, titles, interests, in land previously issued by the Province to Whistler in the Controlled Recreation Area, and on and after those dates those earlier rights, titles and interests and the instruments creating them shall be void.

ARTICLE XII - EVENTS OF DEFAULT

12.01	The Province may exercise its remedies under section 12.03 on the happening of any one or more of the following events:

(a)
if Whistler fails to pay Fees when due and the default continues for a period of 15 days after written notice has been given by the Province to Whistler specifying the default and requiring the same to be remedied;

(b)
if Whistler fails in any material respect to observe or perform or keep any of its covenants or obligations under this agreement (other than its covenants to pay Fees) or any Tenure granted hereunder, and the default continues for a period of 30 days after written notice has been given by the Province to Whistler specifying the default and requiring the same to be remedied or, if the nature of the default reasonably requires more than 30 days to be cured, Whistler fails to commence curing the default within the 30 day period and thereafter fails to prosecute to completion with diligence and continuity the curing of the default;

(c)	if an order is made or a resolution passed for the liquidation or winding up of Whistler or if a petition is filed for the liquidation or winding up of Whistler;

(d)
if Whistler makes an assignment for the general benefit of its creditors or if a bankruptcy petition is filed or presented against Whistler or Whistler consents to the filing of the petition or a decree is entered by a court of competent jurisdiction adjudging Whistler bankrupt under any law relating to bankruptcy or insolvency;

(e)
if any execution, sequestration, extent or other process of any court becomes enforceable against Whistler in respect of any part of its Interest or if a distress or analogous process is levied on its Interest or any part of it and Whistler falls to defend such process in good faith while having taken steps to ensure that its Interest or such part of it will not be subject to sale or forfeiture;

(f)	if Whistler ceases to carry on its business as ski area operator in the Resort Area;

(g)
if any floating charge granted by Whistler over the interest crystallizes or becomes enforceable or if any other charge or encumbrance granted, created or issued over its Interest becomes enforceable (including the appointment of a receiver or receiver-manager) and in either case such enforcement adversely affects in any material respect the Interest or Whistler’s ability to carry on its business as a ski area operator in the Resort Area;

(h)
if Whistler does any act or thing or omits to do any act or thing that constitutes a default under any indenture, mortgage, deed of trust, bill of sale or other security instrument that affects its Interest to which it is a party or is bound and which default adversely affects in any material respect the ability of Whistler to carry on its business as a ski area operator in the Resort Area;

(i)
if without the consent of the Province, Hastings West Investment Ltd. ceases to own or control, directly or indirectly at least 51% of the issued and outstanding voting shares in the capital of Whistler;

(j)
if, without the consent of the Province, Whistler is amalgamated with another company or is reorganized and Hastings West Investment Ltd. does not acquire, directly or indirectly or through a corporation in which it owns not less than 51% of the issued voting shares, ownership or effective control of, or thereafter ceases to be the owner of or to retain effective control of, at least 51% of the issued and outstanding voting shares in the capital of the amalgamated or reorganized company;

(k)
if, without the consent of the Province, Whistler directly or indirectly enters into a partnership or co-ownership agreement whereby the other party to it acquires an interest in a Recreation Improvement or Whistler sells or transfers an interest in a Recreation Improvement to any person, firm or corporation.

12.02	Section 12.01 (k) does not apply where Whistler transfers, sells or disposes of its Interest to a partnership or limited partnership in which Hastings West Investment Ltd.

(a)	is a partner; and

(b)
pursuant to the partnership agreement, either directly or indirectly or through a corporation in which it owns not less than 51% of the issued voting shares, Hastings West Investment Ltd. controls the business and affairs of the partnership.

12.03	On the happening of an Event of Default or at any time thereafter, the Province may do any one or more of the following:

(a)
pursue any remedy available to it at law or in equity, it being acknowledged by Whistler that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy to cure an Event of Default;

(b)
take all actions in its own name or in the name of Whistler that may reasonably be required to cure the Event of Default in which case all payments, costs and expenses incurred therefor shall be payable by Whistler to the Province on demand;

(c)	suspend the rights of Whistler under this agreement to acquire any further Tenures or any Crown Lands in a Base Area;

(d)	terminate this agreement and any Tenure granted hereunder;

(e)	waive the Event of Default provided, however, that any waiver of the particular Event of Default shall not operate as a waiver of any subsequent or continuing Event of Default.

ARTICLE XIII - DISPOSITION OF RECREATION IMPROVEMENTS

13.01
All Recreation Improvements constructed on Tenures, exclusive of Moveable Recreation Improvements and Independent Recreation Facilities outside the Controlled Recreation Area shall be and remain vested in the Province absolutely.

13.02
Whistler shall not remove any Moveable Recreation Improvements during the term of this agreement except or the purpose of repair or replacement in accordance with its normal maintenance program or the Whistler Master Plan.

13.03
On the expiration of this agreement by effluxion of time, all Recreation Improvements shall vest in and become the property of the Province absolutely except those that the Province, by notice in writing to Whistler, elects not to retain in which case Whistler may, within two years of the date of expiration, remove the Recreation Improvements described in the notice.

13.04
Where Whistler removes a Recreation Improvement described in a notice given under section 13.03, it shall remove all concrete foundations (other than Lift tower footings) and leave the surface of the land in a safe, clean and tidy condition satisfactory to the Regional Director.

13.05
If this agreement is terminated by the Province under section 12.03, the market value of each of the Recreation Improvements, Gondola Base and the North Side Base shall be determined by an independent appraiser acceptable to the parties which appraiser shall determine the amount that a purchaser in an arms length transaction would pay for them and the right to operate them on a going concern basis in their then existing condition and location on the basis that they would be situate on Tenures having a maximum term on years permitted under the Provincial Ski Area Policy in effect as of the date of termination at the rents specified in that policy for those tenures and the cost of such appraisal shall be borne equally by the parties.

13.06
Within 30 days after the Appraised Market Value of the Recreation Improvements has been determined under section 13.05, the Province shall, by way of public tender, solicit offers for the right to purchase and operate the Recreation Improvements in their existing state over the maximum term of years permitted under and on terms and conditions consistent with the Provincial Ski Area Policy in effect on the date or termination.

13.07
If the Province wishes to accept an offer solicited under this Article and the bid price specified in it Recreation Improvements and the right to operate them is in the aggregate, less than the Appraised Market Value of them, the Province shall, on the closing of the purchase and sale contemplated by the offer, pay to Whistler an amount equal to the difference between the Appraised Market Value of them and the bid price for the Recreation Improvements that was specified in the offer.

13.08
Section 13.07 does not apply where Whistler consents in writing to the acceptance of an offer by the Province for the right to operate the Recreation Improvements at an amount less than their Appraised Market Value.

13.09
If the Province elects not to accept any offer made as a result or the solicitation under section 13.06, the Province shall within the 12 month period following the closing of tenders, make a second solicitation for offers for the right to operate the Recreation Improvements in their existing state over the maximum term of years permitted under and on terms and conditions of the Provincial Ski Area Policy in effect on the date of termination.

13.10	Sections 13.07 and 13.08 apply in respect of offers made in response to a solicitation made under section 13.09.

13.11
If the Province elects not to accept an offer made in response to a solicitation under section 13.09, Whistler shall remove all Recreation improvements that are Lifts, Lift Terminal Facilities and buildings from the Tenures (save and except for concrete footings of the Lift, towers) and leave the surface of the Tenures in a safe, clean and tidy condition satisfactory to the Regional Director.

13.12
Where the Province accepts an offer made in response to a solicitation under this Article, it shall, subject to section 13.07, pay to Whistler an amount equal to the amount bid for the Recreation Improvements on the same terms and conditions and at the time the Province is paid for them.

13.13
If the Province fails to comply with sections 13.06 to 13.12, Whistler shall be entitled to solicit offers for the purchase of the Recreation Improvements and the right to operate them and the Province shall accept and agree to an offer presented by Whistler under this section.

13.14
Notwithstanding any other provision of this Article, the Province shall not be entitled to refuse to accept any offer to purchase and operate the Recreation Improvements if the price specified in the offer is equal to or greater than the Appraised Market Value.

13.15
On the expiration or earlier termination of this agreement, Whistler shall sell and the Province shall purchase the Gondola Base and the North Side Base for a price equal to the Appraised Market Value determined in accordance with section 13.05.

ARTICLE XIV - BASE AREA DEVELOPMENT

14.01
So long as Whistler is not in default under this agreement, it shall be entitled to Purchase the Crown Land in the Base Areas from the Province, in phases, for development in accordance with the Whistler Master Plan on the terms and conditions set forth in this Article.

14.02	Subject to section 14.10, the purchase price for

(a)	Sites 1, 2, 3, 5, and 6, if purchased by Whistler on or before September 30, 1992, shall be as follows:

Site 1 -	$72,000
Site 2 -	$136,000
Site 3 -	$130,000
Site 5 -	$212,000
Site 6 -	$92,000	; and

(b)
parcel of Crown land in a Base Area identified in an amendment to the Whistler Master Plan that is purchased by Whistler on or before September 30, 1992, shall be the value of such parcel as at September 30, 1982 as determined by the Province in accordance with the Provincial Ski Area Policy;

and after September 30, 1992 shall be fixed by the Province in accordance with the Provincial Ski Area Policy in effect from time to time.

14.03
Subject to section 14.04, Whistler shall be entitled, from time to time, to apply under the Land Act for a fee simple grant of Crown Land in the Base Areas in the consecutive phases shown in the Phasing Schedule and the application for the Crown Land comprised in a Base Area Phase shall

(a)
identify only those parcels that are necessary for: the development of that Base Area Phase; provided that in the case of Base Area Phase I, Whistler shall be entitled to purchase any one or more of Sites 1, 2, 3, 5, and 6 from time to time and shall purchase not less than all of each such Site:

(b)	identify those parcels necessary for the construction of Independent Recreation Facilities, if any, and describe the nature or type of them;

(c)	be accompanied by evidence, in the form of a certificate of the Engineer under his professional seal

(i)	that the Recreation improvements comprised in the Preceding Mountain Phases that are described in the Phasing Schedule are in a state of Substantial Completion, and

(ii)	that construction of the Recreation Improvements comprised in the Corresponding Mountain Phase has commenced or is in a state of Substantial Completion, as the case may be and if the Corresponding Mountain Phase is not in a state of Substantial Completion, the Province may request a Performance Bond under section 9.05.

14.04	The obligation of the Province to sell Crown Land for the development of a Base Area Phase to Whistler is subject to the following conditions:

(a)	that

(i)	the Recreation Improvements comprised in the Preceding Mountain Phases that are described in the Phasing Schedule are in a state of Substantial Completion, and

(ii)	the construction of the Recreation Improvements comprised in the Corresponding Mountain Phase has commenced;

(b)	that Whistler shall have delivered to the Province

(i)
a proposed scheme of subdivision or development for the land in the Base Area Phase (by way of a proposed subdivision plan under the Land Title Act or a proposed strata plan under the Condominium Act) that shows the number of Bed Units to be allocated to each Site within that Base Area Phase,

(ii)	a general description of the proposed development of the Base Area Phase and of the number and allocation of Red Units to the proposed development,

(iii)
a boundary survey of each parcel of Crown Land in the Base Area Phase prepared by a British Columbia land surveyor in accordance with the standards of the Surveyor-General and any instructions issued by him;

and for the purpose of paragraph (i) above, subdivision or development plan shall specify the number of proposed single family units, condominium units and hotel units and the corresponding number of Bed Units calculated as follows:
1 single family unit    =    6 Bed Units
1 condominium unit    =    4 Bed Units
1 hotel unit    =    2 Bed Units

(c)
that Whistler shall have paid the purchase price for the Crown Land in the Base Area Phase in full, together with all fees charged by the Province under the Land Act for processing and issuing a Crown grant of that Crown Land.

(d)	that the Development Scheme complies in all material respects to the then existing subdivision and zoning by-laws of the Resort Municipality of Whistler.

14.05
Whistler shall be entitled to carry forward undeveloped Bed Units from completed Base Area Phases to succeeding Base Area Phases but sections 14.03 and 14.04 apply to the entitlement of Whistler to develop those succeeding Base Area Phases.

14.06	An instrument conveying Crown Land to Whistler under this Article shall

(a)	except and reserve the rights, titles, interests and privileges referred to in section 47 of the Land Act

(b)	be subject to

(i)
any conditional or final water licence or substituted water licence issued or given under the Water Act, or under any prior or subsequent enactment of the Province of British Columbia of like effect, and to the rights of the holder of it to enter on the land and to maintain, repair and operate any works permitted on the land under the licence at the date hereof;

(ii)
the rights under the Mineral Act of holders or owners of subsisting claims, [illegible] post claims other interest in or that affect, the land acquired or held under that Act or under any prior or subsequent enactment of the Province of British Columbia of like effect;

(iii)
rights of holders or owners under subsisting licences or permits issued under the Petroleum and Natural Gas Act, or under any prior or subsequent enactment of the Province of British Columbia of like effect, to enter on, use and occupy the land for any purpose authorized by the Act, or the licence, permit or other authority issued under it or any prior or subsequent enactment of the Province of British Columbia to like effect;

(iv)	any statutory right-of-way that burdens the Crown Land.

14.07
Where a parcel of Crown Land has been identified under section 14.03 (b) for the development of an Independent Recreation Facility in a Base Area, the instrument conveying that parcel to Whistler shall contain

(a)
A restrictive covenant in form satisfactory to the Province prohibiting the land described in it from being subdivided or used for any purpose other than construction, operation and maintenance of the Independent Recreation Facility;

(b)	a condition that the fee simple estate is conveyed for so long as the land described in it is used tar the purpose of constructing, maintaining and operating the Independent Recreation Facility.

14.08	Section 14.06 (a) and (b) applies to an instrument conveying Crown Land to Whistler under section 14.07.

14.09	Whistler shall execute and deliver to the Province all instruments and assurances that may be necessary to implement the provisions of section 14.07.

4.10
Notwithstanding section 14.04 (d), if a Development Scheme delivered by Whistler under section 14.04 (b) (i) does not comply with the subdivision and zoning by-laws of the Resort Municipality of Whistler, Whistler may elect to purchase the land described in the Subdivision Scheme at the price referred to in section 14.02 on the tenth anniversary of the reference date of this agreement.

14.10	If Whistler wishes to make an election under section 14.10, it shall

(a)	do so by delivering written notice of its election to the Province; and

(b)	pay the purchase price of the land to the Province;
not later than 30 days after the tenth anniversary of the reference date of this agreement.

ARTICLE XV - TRANSFERS AND ENCUMBRANCES

15.01	Subject to section 15.04, Whistler shall not sell, convey, transfer, or otherwise dispose of its Interest or any tart of its Interest without the prior written consent of the Province.

15.02
The Province shall not unreasonably refuse to consent to the sale, conveyance, transfer, or disposition under section 15.01 so long as the purchaser, assignee, or transferee, in the opinion of the Province, has the financial capacity and proven management abilities and business experience to develop, operate and maintain the Recreation Improvements in accordance with industry standards for similar developments in British Columbia, this agreement and the Whistler Master Plan.

15.03	Section 15.01 does not apply to a transfer, sale or disposition referred to in section 12.02 or that does not constitute a default under section 12.01 (j) but in such event:

(a)	Whistler shall give written notice of the transfer, sale or disposition to the Province;

(b)	this agreement and the Tenures shall be assigned by Whistler to the partnership or limited partnership; and

(c)	the Province shall consent to the assignments referred to in section 15.03 (b).

15.04
Whistler shall neither assign this agreement or its rights under it nor mortgage, pledge, charge, assign, or otherwise encumber its Interest or any part of it as security for a debt obligation without, in either case, the written consent of the Province which consent the Province shall not unreasonably refuse so long as the party to whom the Interest or any part of it is assigned, mortgaged, pledged, charged or otherwise encumbered, will, in exercising its remedies, have no greater rights than Whistler.

ARTICLE XVI - RENEWAL

16.01
Whistler may, at four year intervals, beginning on the 30th anniversary of the reference date of this agreement, but not after the 47th anniversary of that date, apply to the Province for a renewal of this agreement and the Tenures.

16.02
So long as Whistler is not in default under this agreement or the Tenures, the Province shall, within 180 days after the application under section 16.01, make a written offer to Whistler to renew this agreement on terms and conditions that are consistent with the Provincial Ski Area Policy then in effect.

16.03	Whistler shall have a period of six months from the receipt of the Renewal Offer to accept the renewal of this agreement and the Tenures on the terms and conditions contained in it.

16.04
If Whistler declines to accept the renewal of this agreement and the Tenures on the terms and conditions contained in a Renewal Offer within the time specified in section 16.03, the Province shall at any time after the 47th anniversary of the reference date of this agreement be at liberty to enter into an arrangement with any other person for the right to purchase and operate the Recreation Improvements and develop the Base Areas but in so doing the Province shall not, for a period of five years after the expiration of this agreement, enter into an agreement with or grant Tenures to any person on terms and conditions more favourable than those specified in the most recent Renewal Offer without first offering a renewal of this agreement and the Tenures to Whistler on those terms and conditions.

16.05
Where the Province makes an offer to Whistler under section 16.04, the offer shall, unless accepted by Whistler within six months after it is made, be deemed to have been withdrawn and no longer open for acceptance whether or not notice of the withdrawal is given.

16.06
An agreement entered into by the Province with another person under section 16.04 shall not, so far as it relates to the purchase and operation of Recreation Improvements and the purchase and development of the Base Areas, come into force until the expiration or earlier termination of this agreement.

16.07
If Whistler fails to give notice to the Province of its intention to renew prior to the 47th anniversary of the reference date of this agreement, the Province may at any time thereafter negotiate with any other person for the right to purchase and operate the Recreation Improvements and purchase and develop the Base Area.

ARTICLE XVII - CONTROLLED RECREATION AREA

17.01
Subject to this agreement, the Province grants to Whistler the exclusive use, occupation and control of the Controlled Recreation Area and all authority, rights, and privileges incidental thereto including without limitation the following rights:

(a)
to establish a ski area boundary within the Controlled Recreation Area for the purpose of delineating the area or areas within such boundary operated and controlled by Whistler as a ski area and in which its Recreation Improvements are located and to designate such boundary by notices, posted signs, fences or otherwise;

(b)
to control, regulate and direct the movement and activities of skiers and all other persons within the Controlled Recreation Area at all times and upon such terms and conditions as Whistler may determine in its discretion;

(c)	to regulate the access and entry of all persons to the Controlled Recreation Area at all times and upon such terms and conditions as Whistler may determine in its discretion;

(d)	to evict persons from the Controlled Recreation Area;

(e)
to regulate the use and movement of vehicles of any nature whatsoever within the Controlled Recreation Area and at all times and upon such terms and conditions as Whistler may determine in its discretion;

(f)	to regulate the landing of aircraft within the Controlled Recreation Area at all times and upon such terms and conditions as Whistler may determine in its discretion.

17.02
Whistler may exercise the authority, rights and privileges set out in section 17.01 in any manner it may determine in its discretion provided that nothing contained in this agreement shall confer on Whistler the authority to arrest or detain any person.

17.03	Whistler shall use reasonable effort to ensure that skiers and other persons permitted by it to use the Controlled Recreation Area:

(a)	do not enter into areas within the Controlled Recreation Area that are in Whistler’s opinion unsafe due to existing or potential hazards; and

(b)	do not carry on activities within the Controlled Recreation Area that are prohibited under the Land Act;
provided that this section shall not impose on Whistler any obligation to make safe any area or areas within the Controlled Recreation Area or to remove any existing hazards within such areas except to the extent it is required to do so under its operating covenants set forth in Schedule “I”.

17.04
Whistler’s duty of care to persons entering the Controlled Recreation Area and its liability arising from its use, occupation and control of the Controlled Recreation Area shall not exceed that of an occupier under the Occupiers Liability Act.

ARTICLE XVIII - COVENANTS OF THE PROVINCE

18.01	The Province shall:

(a)
not grant to any person, corporation, municipality, governmental agency or Crown corporation title to or any right to use, occupy, lease or acquire in any manner whatsoever any part of the Resort Area or, subject to the existing Timber Licenses Numbers 8080P, 8090P, the area designated on page one of Schedule “A” as “Area for Further Expansion of Resort Area”, without the written consent of Whistler;

(b)	assure to Whistler vehicular access to

(i)	the north side Lift system above the North Side Base,

(ii)	the land owned by the Province above the Gondola Base,

(iii)	such other access to the Resort Area that may be necessary.

18.02	The Province shall not, without the prior written consent of Whistler, divulge, reveal, make known or deliver to any person, firm or corporation, or publish or otherwise disclose

(a)	the Financial Information or any other financial statement, balance sheet or financial report required to be delivered by Whistler to the Province under this agreement;

(b)	this agreement or any provision of it.

18.03	The Province shall not permit employee access to the information referred to in section 18.02 (a) except to

(a)	employees who are senior governmental employees; and

(b)	professional consultants retained by the Province who undertake to maintain the confidentiality thereof.

ARTICLE XIX - ARBITRATION

19.01	In the event a dispute arises between the parties concerning

(a)	whether or not a Renewal Offer made by the Province to Whistler under Article XVI is consistent with the Provincial Ski Area Policy in effect at the time the Renewal Offer is made; or

(b)	the amount of the Appraised Market Value of a Recreation Improvement under Article XIII;
either party may refer the matter in dispute to a single arbitrator for determination pursuant to the Arbitration Act.

19.02	Notwithstanding the Arbitration Act

(a)	the costs of the reference and the award shall be borne equally by the parties;

(b)
the arbitrator shall only have jurisdiction to determine the matter referred to him under section 19.01 and shall not have any power to award damages or grant interim or permanent orders for equitable relief.

19.03	Where a dispute is referred to an arbitrator under this Article, each party shall have the right to

(a)	representation by counsel;

(b)	introduce written and oral evidence;

(c)	submit written argument;

(d)	insist upon transcripts of oral proceedings;

(e)	reasons for judgment;

(f)	pre-arbitration proceedings by way of discovery of witnesses and documents; and

(g)	the examination of witnesses under oath.

ARTICLE XX - MISCELLANEOUS

20.01	Whistler and the Province shall perform such further acts and execute all further documents as may be required from time to time to give effect to the intent to this agreement.

20.02
If any term, covenant or condition of this agreement or the application of it to any person or circumstance shall, to any extent, be invalid and unenforceable, the remainder of this agreement or the application of that term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this agreement shall be valid and enforced to the fullest extent permitted by law.

20.03	Nothing in this agreement constitutes Whistler the agent, joint venturer or partner of the Province, or gives Whistler any authority or power to hind the Province in any way.

20.04
If due to a strike, lockout, labour dispute, act of God, inability to obtain labour or materials, laws, ordinances, rules, regulations or orders of governmental authorities, enemy or hostile action, civil commotion, fire or other casualty and any condition or cause beyond the reasonable control of whistler other than natural reasons, Whistler is delayed in performing any obligation under this agreement, then the time for completion of performance of that obligation shall be extended by a period of time equal to the period of time of the delay so long as

(a)	Whistler gives written notice to the Province within 30 days after the commencement of the delay setting forth the nature of it and a revised development schedule; and

(b)	Whistler diligently attempts to remove the delay,

20.05
For the purpose of section 20.04, the inability of Whistler to obtain financing or the funds necessary for the construction of a Recreation Improvement is not a cause beyond the reasonable control of Whistler.

20.06	Nothing in this agreement constitutes an obligation, express or implied, of the Province to use public funds for the construction or maintenance of any part of the development contemplated herein.

20.07
Any notice required to be given by either party to the other shall be deemed to be well and sufficiently given if mailed by prepaid registered mail in Canada or delivered at the address of the other as follows:

(a)	to the Province:
Regional Director,
Ministry of Lands, Parks and Housing
4240 Manor Street,
Burnaby, British Columbia V5G 1B2

(b)	to Whistler:
602– 325 Howe Street,
Vancouver, B.C.
V6C 1[illegible]
or at such address as the other may from time no direct in writing, and any such notice shall be to have been received if delivered on the day delivery, and if mailed, 48 hours after the time of mailing except in the case of mail interruption in which case actual receipt is required.

ARTICLE XXI - INTERPRETATION

21.01	In this agreement, unless the context otherwise requires, the singular includes the plural and the masculine includes the feminine gender and a corporation.

21.02	The headings of Articles are inserted for convenience of reference only and shall not be construed as forming part of this agreement.

21.03	In the event of any inconsistency between the terms and conditions of any Tenure and this agreement, this agreement applies.

IN WITNESS WHEREOF the parties have executed this agreement as of the day and year first above written,

SIGNED, SEALED AND DELIVERED on behalf of Her Majesty the Queen in right of the Province of British Columbia by a duly authorized representative of the Minister of Lands, Parks and Housing in the presence of:

/s/ J. P. MALCOLM McAVITY
J.P. Malcolm McAvity
Barrister & Solicitor
Ministry of Attorney General
	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Johnston
The Common Seal of Whistler Mountain Ski Corporation was hereunto affixed in the presence of: /s/ [illegible] Authorized Signatory /s/ [illegible] Authorized Signatory	) ) ) ) ) ) ) ) ) )

THIS AGREEMENT dated for reference the 31st day of March, 1988, but actually executed the [illegible] day of February, 1989.
BETWEEN:
HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, represented by the Minister Responsible for Crown Lands, Parliament Buildings, Victoria, British Columbia V8V 1X4,
(hereinafter called the “Province”)
OF THE FIRST PART
AND:
WHISTLER MOUNTAIN SKI CORPORATION, incorporation 4339160, a Company duly organized under the laws of British. Columbia and having its registered office at 2000 700 West Georgia Street, Vancouver, British Columbia V7Y 1A8,

(hereinafter called “WMSC”)
OF THE SECOND PART
WITNESS THAT WHEREAS:

A.
The Province and Galway Enterprises (1980) Ltd., amalgamation 4221462 (formerly called. Whistler Mountain Ski Corporation) (hereinafter called “Galway”) entered into an agreement dated for reference the 30th day of September, 1982 (the “Development Agreement”);

B.
Galway assigned the Development Agreement, any Tenure (as defined in the Development Agreement) and its Interest (as defined in the Development Agreement) to WMSC pursuant to an assignment agreement (the “Assignment”) dated March 23, 1988;

C.	The prior written consent of the Province was required to the Assignment; and

D.
The Province provided its consent to the Assignment pursuant to a consent dated March 23, 1988 subject to the condition that WMSC enter into an assignment and assumption agreement in the form attached thereto.

E.
On March 31, 1988 all the shares in the capital of WMSC were sold to Marin Investments Limited and Bartrac Holdings Ltd. which sale was consented to by the Province pursuant to a consent dated March 31, 1988 subject to the condition that WMSC execute a modification agreement as described therein; and

F.	The parties now wish to enter into this agreement in order to satisfy the conditions set forth in the consents ‘described in Recitals D and E hereto.
NOW THEREFORE THIS AGREEMENT WITNESSETH that for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by both the Province and WMSC, the parties agree as follows:
ARTICLE 1    ASSUMPTION

1.01	WMSC covenants and agrees to assume and be bound by all terms, conditions, obligations and agreements of Galway under the Development Agreement and any Tenures issued thereunder.
ARTICLE II CONSENT

2.01	The Province hereby consents to the execution and delivery by Galway of the Assignment.
ARTICLE III WARRANTIES AND REPRESENTATION OF GALWAY

3.01	WMSC warrants and represents to the Province that:

(a)	WMSC:

(i)
is a corporation duly formed under the laws of the Province of British Columbia and has filed all necessary documents under such law and has complied with all requirements of the Company Act (British Columbia);

(ii)
has the power, capacity and authority to enter into this agreement and to carry out its obligations contemplated herein, all of which have been duly and validly authorized by all necessary proceedings; and

(iii)	is a non-reporting company and is in good standing with respect to the filing of returns in the office of the Registrar of Companies of British Columbia wherein:

(I)	the authorized capital of WMSC is 51,000,000 shares of which 30,000,000 are preferred shares with a par value of $1.00 each and 1,000,000 are common shares without par value;

(II)	the following Companies are the only beneficial owner of shares in the capital of WMSC of the number and class set opposite its name, free and clear of all liens, charges, options and encumbrances;

Name	Number and Class of Shares
Whistler Mountain Holdings Limited Bartrac Holdings Ltd. Marin Investments Limited	100,011 common shares without par value 10,235.000 Series 1 Preferred shares with a par value of $1.00 each 10,235,000 Series 1 Preferred shares with a par value of $1.00 each

(III)
there are no outstanding securities of WMSC that are convertible into shares in its capital and there are no outstanding options or rights to subscribe for any of the unissued shares in the capital of the company; and

(IV)	the directors and officers of the WMSC are as follows:

Directors

Frank D. Barker
Charles E. Young
W. Maurice Young
Officers:

W. Maurice Young     President and Chief Executive Officer
David F. Balfour    Vice-President Finance & Administration and Secretary
A.W. (Sandy) Boyd     Vice-President, Guest Services
Werner Defilla     Vice-President, Food and Beverage
Robert Dufour     Vice-President, Marketing
Jane MacPhail        Vice-President, Sports Shop

(b)	Whistler Mountain Holdings Limited:

(i)
is a corporation duly formed under the laws of the Province of British Columbia and has filed all necessary. documents under such law and has complied with all requirements of the Company Act (British Columbia);

(ii)
has the power, capacity and authority to enter into this agreement and to carry out its obligations contemplated herein, all of which have been duly and validly authorized by all necessary proceedings; and

(iii)	is a non-reporting company and is in good standing with respect to the filing of returns in the office of the Registrar of Companies of British Columbia wherein:

(I)	the. following companies are the only beneficial owners of shares in the capital of Whistler Mountain Holdings Limited, free and clear of all liens, charges, options and encumbrances:
Name
Marin Investments Limited
Bartrac Holdings Ltd.

(II)
there are no outstanding securities of Whistler Mountain Holdings Limited that are convertible into shares in its capital and there are no outstanding options or rights to subscribe for any of the unissued shares in the capital of the company; and

(III)	the directors of Whistler Mountain Holdings Limited are as follows:
Directors
Frank Barker
Charles E. Young

(c)	Marin Investments Limited:

(i)
is a corporation duly formed under the laws of the Province of British Columbia and has filed all necessary documents under such law and has complied with all requirements of the Company Act (British Columbia);

(ii)
has the power, capacity and authority to enter into this agreement and to carry out its obligations contemplated herein, all of which have been duly and validly authorized by all necessary proceedings; and

(iii)	is a non-reporting company and is in good standing with respect to the filing of returns in the office of the Registrar of Companies of British Columbia wherein:

(I)	Mary Margaret Young, her spouse, her former spouse and her heirs are the only beneficial owners of voting shares in the capital of Marin Investments Limited; and

(II)	the directors and officers of Karin Investments Limited are as follows:
Directors:
Charles E. Young
Frederick M. Young
Julia Mary Young
Mary M. Young

Rory B. Young
W. Maurice Young
Officers:

Charles E. Young, President
Julia Mary Young, Secretary
W. Maurice Young, Chairman/C.E.O.

(d)	Bartrac Holdings Ltd.:

(i)
is a corporation duly formed under the laws of the Province of British Columbia and has filed all necessary documents under such law and has complied with all requirements of the Company Act (British Columbia);

(ii)
has the power, capacity and authority to enter into this agreement and to carry out its obligations contemplated herein, all of which have been duly and validly authorized by all necessary proceedings; and

(iii)	is a non-reporting company and is in good standing with respect to the filing of returns in the office of the Registrar of Companies of British Columbia wherein:

(I)	Joanne E. Barker, her spouse, her former spouses and her heirs are the only beneficial owners of voting shares in the capital of Bartrac Holdings Ltd.; and

(II)	the directors and officers of Bartrac Holdings Ltd. are as follows:
Directors:

Frank D. Barker
Geoffrey J. Barker
Joanne E. Barker
William T. Barker
Officers:

Joanne E. Barker     Chairman of the Board and President
William T. Barker    Vice-Chairman of the Board and Secretary
Frank D. Barker     Vice-President, Finance
Geoffrey J. Barker    Vice-President, Properties

(e)	All of the persons mentioned above are the only beneficial owners of an interest in WMSC and such interest is free and clear of all liens, charges, options and encumbrances; and

(f)	There are no outstanding agreements which may give another person an interest in WMSC except as expressly provided above.

ARTICLE IV AMENDMENTS TO DEVELOPMENT AGREEMENT

4.01	The Province and WMSC agree that the Development Agreement is hereby amended as follows:

(a)	by deleting subsection 12.01 and substituting therefore the following:

“(i)	if, without the consent of the Province:

(I)
more than 50% of the issued and outstanding voting shares in the capital of Whistler cease to be owned directly or indirectly by either Marin Investments Limited (“Marin”) or Bartrac Holdings Ltd. (“Bartrac”) individually or both of them together; or

(II)
100% of the issued and outstanding voting shares in the capital of Marin cease to be beneficially owned by one or of by a group comprising all or some of Mary Margaret Young, her spouse, children, grandchildren or other heirs and their respective spouses or former spouses; or

(III)
100% of the issued and outstanding voting shares in the capital of Bartrac cease to be beneficially owned by one of or by a group comprising all or some of Joanne E. Barker, her spouse, children, grandchildren or other heirs and their respective spouses or former spouses;”

(b)	by deleting subsection 12.01(j) and substituting therefore the following:

“(j)
if, without the Consent of the Province, Whistler is amalgamated with another company or is reorganized and Marin Investments Limited and/or Bartrac Holdings Ltd. do not acquire directly or indirectly through Whistler Mountain Holdings Limited at least 51% of the issued and outstanding voting shares in the capital of the amalgamated or reorganized company;”

(c)	by deleting section 12.02 and substituting therefore the following:
“12.10(k) does not apply where Whistler transfers, sells or disposes of its Interest to a partnership or limited partnership in which;

(a)	either Marin Investments Limited (“Marin”) and Bartrac Holdings Ltd. (“Bartrac”) is a partner; or

(b)
Whistler Mountain Holdings Limited is a partner, provided either one or both of Marin and Bartrac owns 51% of the issued and outstanding shares of Whistler Mountain Holdings Limited, and pursuant to the partnership agreement Marin and Bartrac or either of them, either directly or indirectly through Whistler Mountain Holdings Limited control the business and affairs of the partnership.”;

(d)	by renumbering section 12.03 as section 12.05;

(e)	by adding as section 12.03 the following:

“12.03
Section 12.01(i)(II) does not apply if Marin then holds directly or indirectly less than 50% of the issued and outstanding voting shares in the capital of Whistler provided that Bartrac then holds directly or indirectly more than 50% of the issued and outstanding voting shares in the capital of Whistler.”;

(f)	by adding as section 12.04 the following:

“12.04
Section 12.01(i)(III) does not apply if Bartrac then holds directly or indirectly less than 50% of the issued and outstanding voting shares in the capital of Whistler provided that Marin. then holds directly or indirectly more than 50% of the issued and outstanding voting shares in the capital of Whistler.”; and

(g)	by deleting subsection 20.07(b) and substituting therefore the following:

“(b)	to Whistler:

2100 Pacific Centre South
P.O. Box 10021
700 West Georgia Street
Vancouver, B.C.
V7Y IA8”.

4.02	Except as expressly amended by this agreement, the Development Agreement continues in full force and effect.
ARTICLE V MISCELLANEOUS

5.01	This Agreement shall enure to the benefit of the parties hereto and their respective successors and assigns.

5.02	This Agreement may not be assigned by WMSC except in accordance with the provisions of the Development Agreement.

5.03	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

IN WITNESS WHEREOF the parties have executed this agreement as of the day and year second above written.

SIGNED, SEALED AND DELIVERED by the Minister Responsible for Crown Lands or his duly authorized representative on behalf of Her Majesty the Queen in Right of the Province of British Columbia in the presence of:

/s/ [illegible]
	) ) ) ) ) ) ) ) )	/s/ [illegible]
The Common Seal of WHISTLER MOUNTAIN SKI CORPORATION was hereunto affixed in the presence of: /s/ [illegible] Authorized Signatory /s/ [illegible] Authorized Signatory	) ) ) ) ) ) ) ) ) )	(C/S)

AMENDMENT TO DEVELOPMENT AGREEMENT
THIS AGREEMENT made as of the 2nd day of January, 1990.
BETWEEN:
HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Minister.
(the “Province”)
OF THE FIRST PART
AND:
WHISTLER MOUNTAIN SKI CORPORATION, (Incorporation No, 339160) a Company organized under the laws of British Columbia, having its registered and records office at 2000 - 700 West Georgia Street, British Columbia, V7Y 1A8
(“Whistler”)
OF THE SECOND PART
WHEREAS:

A.
The Province and Whistler entered into an Agreement (the “Development Agreement”) dated the 30th day of September, 1982 in respect of the operation and development of ski facilities on whistler Mountain, British Columbia;

B.	The Development Agreement has been amended by the agreement in writing between the parties and dated March 31, 1988:

C.
The parties have agreed to further amend the Development Agreement with respect to the purchase and development of the Base Areas (as that term is defined in the Development Agreement) on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the sum of One ($1.00) Dollar and other good and valuable consideration now paid by Whistler to the Province (the receipt and sufficiency of which is hereby acknowledged) the parties covenant and agree as follows:

1.	The Development Agreement is hereby amended as follows:

(a)	by adding to Section 1.01 the following definitions:

(i)
“Crown Lot” means the land legally described as Lot A. Except part in Plan 22955, District Lot 4977, Group 1, New Westminster District, Plan 25703 and shown outlined in red on the plan attached hereto as Schedule “K”;

(ii)
“Crown Lot Access Road” means the road shown outlined in yellow. across the Crown Lot on the plan attached as Schedule “K” or, in the event the Resort Municipality of Whistler. does not approve development of the Crown Lot in accordance with the preliminary scheme of subdivision outlined in Schedule “K”, then at some other location across the Crown Lot as may be agreed by both parties;

(iii)
“Crown Lot Services” means the road and service connections. for the Crown Lot along with the Crown Lot Access Road set out and identified in Schedule “K” or, in the event the Resort Municipality of Whistler does not approve development of the Crown Lot in accordance with the preliminary scheme of subdivision outlined in Schedule -4”, then the road and service connections set out and identified in Schedule “K” shall be installed and constructed consistent with the revised location of the crown Lot Access Road;

(iv)
“Lot 1” means the land legally described as Parcel Identifier 016-312-805, Lot 1, District Lot. 4979, Group 1, New Westminster District, Plan 22955; and shown outlined in red on the plan attached as Schedule “V;

(v)	“Site. 4” means that parcel of land shown on Schedule “B” under the designation Site 4 and which is further described in Table 2.02 of Schedule “C”;

(vi)	“Site A” means collectively Lot 1, Site 3 and Site 4; and

(vii)	“Remainder of Site A” means collectively Site 3 and Site 4;

(b)	by deleting the definition of “Base Areas” in Section 1.01 and substituting therefor the following:
“Base Areas” means:

(i)	any area designated as such in Schedule “B” except any parts of such Base Areas owned by Whistler;

(ii)	Lot 1; and

(iii)	any other areas designated as Base Areas in an amendment to the Whistler Master Plan;

(c)	by deleting the definition of “Site” in Section 1.01 and substituting therefor the following:
“Site” means any one of Sites 1, 2, 3, 4, 5, 6, A and Lot 1;

(d)	by deleting Section 14.02(a) and substituting therefor the following:

“14.02.(a) Sites 1, 2, A, S and 6, if purchased by Whistler on or before September 30, 1992, shall be as follows:

Site 1 - $72,000
Site 2- $136,000
Site A - $130,000 subject to Sections 14.12, 14.13 and 14.14
Site 5 - $212,000
Site 6 - $92,000; and”;

(e)	by deleting from Section 14.03(a) the phrase “Site 3” and substituting therefor the phrase “Site A”;

(f)	by adding to Article XIV the following:
“14.12 Notwithstanding Section 14.03(a) but otherwise in accordance with the balance of Article XIV, whistler shall be entitled to purchase Site A from the Province in two phases as follows:

(a)	Lot 1 for the purchase price of $130,000 on or before December 31, 1990; and

(b)	provided that Whistler:

(i)	completes the purchase Lot 1; and

(ii)	completes its obligations pursuant to. Section 14.13.
the Remainder of Site A for the sum of $1.00.

14.13	Following the completion of the purchase by whistler of Lot 1 but prior to the earlier

(a)	the conveyance of the Remainder of Site A to Whistler; or

(b)	commencement of development of the Crown Lot by the Province or its assignee.
Whistler shall, to the reasonable satisfaction of the Province, construct and install at its sole cost and expense the Crown Lot Access Road and the Crown Lot Services, or provide a letter of credit to the Province or its assignee in the amount of $553,000.

14.14
Prior to the conveyance of the Remainder of Lot A to Whistler the Province or its assignee in their sole discretion may elect to develop the Crown Lot and in which case Whistler may construct and install the Crown Lot Access Road and the. Crown Lot Services in accordance with Section 14.13 not later than:

(a)	150 days following receipt by whistler of the Province’s or its assignee’s written notice of the election pursuant to this Article; or

(b)
July 31 next following receipt by Whistler of the Province’s or its assignee’s written notice of the election pursuant to this Article in the event such notice is received during the period November 1 until March 1 in the year next following.

Whistler shall within 30 days of receipt of the notice indicate in writing to the Province or its assignee whether or not it intends to construct and install the Crown Lot Access Road and the Crown Lot Services.

14.15	If Whistler:

(a)	elects not to construct and install the Crown Lot Access Road or the Crown Lot Services pursuant to Section 14.14;

(b)	fails to provide notice of its intention pursuant to Section 14.14; or

(c)	fails to complete the construction and installation of the Crown Lot Access Road or the Crown Lot Services to the reasonable satisfaction of the Province, the Province or its. assignee may, but it is under no obligation to do so, construct and install or complete the. construction and installation as the case may be. of the Crown Lot Access Road and the Crown Lot Service and in which case the cost and expense for constructing and installing or completing the construction and installation of the Crown Lot Access Road and the Crown Lot Services including ‘a reasonable allowance for administrative overhead shall be the purchase price for the Remainder of Lot A. The purchase price for the Remainder of Lot A shall not exceed $553.000.00 provided the Resort Municipality of Whistler approves development of the Crown Lot in accordance with the preliminary scheme of subdivision outlined in ‘Schedule “V’. All records pertaining to the cost of constructing and installing the Crown Lot Access. Road and the Crown Lot Services shall be provided to Whistler.

14.16.
Whistler covenants and agrees that the cost and expense of constructing and installing the Crown Lot Access Road: or the Crown Lot Services shall not be recovered from the Province or its assignee- pursuant to the Municipal Act the Resort Municipality of Whistler Act or otherwise.

14.17	The Province covenants and agrees that any development of the Crown Lot by it or its assignee will not physically effect the ability of Whistler to develop or access the Remainder of Lot A.”;

(g)	by amending Schedule “C”, Table 1.02 by deleting the phrase “1, 2, 3, 5 and 6” opposite Base Area Phase I and substituting therefor the phrase “1, 2, A, 5 and 6”;

(h)	by amending Schedule “C”, Table 2.01 as follows:

(i)	by adding Lot 1 as a new Site and inserting the following information in the corresponding columns set out in Table 2.01:
“Lot 1; Lot 1, D.L. 4979, Plan 22955; Gondola Area; 1.479;”; and

(ii)	by deleting the phrase “(maintenance area)” from Site 4;

(i)	by amending Schedule “C”, Table 2.02 as follows:

(i)	by adding Lot 1 as a new Site and inserting the following information in the corresponding columns set out in Table 2.02:
“Lot 1; Lot 1, D.L. 4979, Plan 22955: Single Family Residential: 1.479;”; and

(ii)	by deleting the phrase “Maintenance Area” opposite Site 4 and substituting therefor the phrase “Single Family Residential”; and

(j)	by attaching as Schedule “J” and Schedule “K” to the Development Agreement the schedules attached hereto as Appendix “i” and “ii” respectively.

2.	Defined terms in the Development Agreement not otherwise defined in this Agreement shall apply herein as the context requires.

3.
The parties hereto hereby ratify and confirm the Development Agreement as modified hereby and agree that the Development Agreement as amended and these presents shall be read together and shall be construed as one instrument.

4.	This Agreement shall enure to the benefit of and be binding upon the successors and Assigns of the parties hereto.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED by a duly authorized representative of the Ministry of Crown Lands on behalf of Her Majesty the Queen in Right of the Province of British Columbia in the presence of:
/s/ [illegible]
Name
401-4603 Kingsway
Address
Burnaby, B.C.
Manager, Development and Marketing, Ministry of Crown Lands
Occupation
	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ [illegible]
THE COMMON SEAL OF WHISTLER MOUNTAIN SKI CORPORATION was hereunto affixed in the presence of: /s/ [illegible] Title: President /s/ [illegible] Title: Director	) ) ) ) ) ) ) ) ) )	C/S

AMENDMENT TO DEVELOPMENT AGREEMENT
This Agreement made as of the 14th day of March, 1997
BETWEEN:
HER MAJESTY THE MEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Minister of Environment, Lands and Parks
(the “Province”)
OF THE FIRST PART
AND:
WHISTLER MOUNTAIN SKI CORPORATION, a company organized under the laws of British Columbia and having an office at Suite 800 - 200 Burrard Street, Vancouver, British Columbia V6C 3L6
(“Whistler”)
OP THE SECOND PART
WHEREAS:

A.
The Province and Galway Enterprises (1980) Ltd. (Inc. No. 221462) (“Galway”), then named Whistler Mountain Ski Corporation, entered into a Ski Area Development Agreement dated for reference the 30th day of September, 1982 (the “Original Development Agreement”) in respect of the development of skiing facilities on Whistler Mountain, British Columbia;

B.
Galway assigned the Original Development Agreement to Whistler (then Inc. No. 339160 and now amalgamated to Inc. No. 474031) by assignment agreement dated March 23, 1988 and Whistler assumed the obligations of Galway pursuant to the Original Development Agreement;

C.
The Original Development Agreement has been amended by agreements in writing between the parties dated March 31, 1988 and January 2, 1990 (the Original Development Agreement as amended is hereafter referred to as the “Development Agreement”); and

D.	The parties hereto have agreed to further amend the Development Agreement on the terms and conditions hereinafter set forth.
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the sum of One Dollar ($1.00) and other good and valuable consideration now paid by Whistler to the Province (the receipt whereof is hereby acknowledged) the parties hereto hereby agree as follows:

1.	The Province and Whistler agree that the Development Agreement is amended as follows:

(a)	by amending section 1.01 thereof by adding the following immediately after the definition of “Hiking Trail” on page 4:
““Holdings” means Whistler Mountain Holdings Limited;”;

(b)	by amending section 1.01 thereof by adding the following immediately after the definition of “Interest” on page 5:
““Intrawest” means Intrawest Corporation;”;

(c)	by amending section. 1.01 thereof by adding the following immediately after the definition of “Parking Facility” on page 5:
“ “Partnership” means a British Columbia limited partnership that may be formed for the purpose of acquiring,, owning and operating Whistler’s Interest as contemplated in section 15.05 and in compliance with paragraphs 12.01(i)(iii) and 12.01(i)(v);”;

(d)	by amending Article VII thereof by adding the following immediately after section 7.02:

“7.03
Whistler will at least once each year and from time to time at the written request of the Minister, provide the Minister with such detail as the Minister may reasonably require as to the identity of the holders of voting shares in Whistler, Holdings, and Intrawest and, if the Interest has been assigned to the Partnership as permitted by section 15.05, the identity of the holders of limited partnership interests in the Partnership.

7.04
Whistler will cause Intrawest to take reasonable steps to provide the Minister with 30 days prior notice of the issuance or transfer of voting shares in Intrawest which would result in a change in voting control of Intrawest and provide the Minister with such detail as the Minister may reasonably require as to the identity of the party or parties who will acquire voting control of Intrawest, provided that a failure by Intrawest to so notify the Minister as a result of an honest error on the part of Intrawest or circumstances beyond the control of Intrawest shall not constitute a default under this agreement as long as Intrawest promptly advises the Minister thereof upon becoming aware of such error or circumstances.”;

(e)	by amending subsection 12.01(e) thereof by adding at the end the words “(except by a mortgagee consented to by the Province pursuant to section 15.04)”;

(f)	by amending subsection 12.01(g) thereof by adding at the end the words “(except for enforcement by a mortgagee consented to by the Province pursuant to section 15.04)”;

(g)	by amending subsection 12.01(h) thereof by adding at the end the wards “(except where the other party is a mortgagee consented to by the Province pursuant to section 15.04)”;

(h)	by deleting subsections 12.01(i) and (j) thereof and substituting therefore the following:

“(i)	if, without the consent of the Province:

(i)	Intrawest ceases to be the registered and beneficial owner of 100% of the issued and outstanding voting shares of Holdings; or

(ii)	Holdings ceases to be the registered and beneficial owner of at least 50% of the issued and outstanding voting shares of Whistler, provided that the foregoing shall not apply if Whistler is amalgamated or reorganized in compliance with subsection 12.01 (j.1) and, provided that Intrawest may at any time elect to eliminate the participation of Holdings in the chain of ownership contemplated above so long as:

(iii)
if Holdings is eliminated then it shall be a Default if, without the prior written consent of the Minister, which consent the Minister covenants not to unreasonably withhold, Intrawest ceases to be the registered and beneficial owner of at least 50% of the issued and outstanding voting shares of Whistler;

(j)	if the Interest has been assigned to the Partnership as permitted by section 15.05 then if:

(i)	Intrawest ceases to beneficially own, directly or indirectly, at least 50% of the value of the Partnership; or

(ii)	the sole general partner of the Partnership ceases to be Whistler;

(j.1)
if without the consent of the Province, Whistler is amalgamated with another company or is reorganized and Intrawest does not acquire or at any time thereafter ceases to hold, directly or indirectly, the beneficial ownership of at least 50% of the issued and outstanding voting shares in the capital of the amalgamated or reorganized company;”;

(i)	by deleting section 12.02 thereof and substituting therefore the following:

“12.02	Subsection 12.01(k) does not apply where Whistler transfers, sells or disposes of its Interest to the Partnership as permitted under section 15.05.”;

(j)	by amending section 15.01 thereof by adding immediately after the words “Subject to section 15.04” in line one thereof the words “and 15.05”;

(k)	by amending section 15.04 thereof by adding at the beginning thereof the words “Subject to section 15.05,”; and

(l)	by amending Article XV thereof by adding immediately after section 15.04, the following:

“15.05
Whistler may assign its Interest to the Partnership upon the Partnership delivering to the Minister a covenant in favour of the Province to observe and perform all of the obligations of Whistler under this agreement. In such event, reference to the corporate entity of Whistler in this agreement shall thereafter be deemed to refer to the Partnership, other than references to Whistler contained in subsections 7.03 and 12.01(i).”.

2.
The Province and Whistler acknowledge and agree that reference to “12.01” in line one of subsection 4.01(a) of the Amendment to Development Agreement dated March 31, 1988 was intended to be and is hereby deemed to mean “12.01(i)”.

(a)	Whistler:

(i)
is a corporation duly formed under the laws of the Province of British Columbia and has filed all necessary documents under such law and has complied will all requirements of the Company Act (British Columbia);

(ii)
has the power, capacity and authority to enter into this Agreement and to carry out its obligations contemplated herein, all of which have been duly and validly authorized by all necessary proceedings; and

(iii)	is a non-reporting company and is in good standing with respect to the filing of returns in the office of the Registrar of Companies of British Columbia wherein:

(I)
the authorized capital of Whistler is 51,000,000 shares of which 50,000,000 are Preferred shares with a par value of $1.00 each of which 32,970 are designated as Series 1 Preferred shares and 1,000,000 are Common shares without par value;

(II)
the following company is the only beneficial owner of shares in the capital of Whistler of the number and class set opposite its name, free and clear of all liens, charges, options and encumbrances other than in favour of The Toronto-Dominion Bank:

Name	Number and Class of Shares
Whistler Mountain Holdings Limited	100,021 common shares without value par

(III)	there are no outstanding securities of Whistler that are convertible into shares in its capital and there are no outstanding options or rights to subscribe for any of the unissued shares in the capital of Whistler; and

(IV)	the directors and officers of Whistler axe as follows:
Directors:

Joseph S. Houssian
Hugh R. Smythe
Daniel O. Jarvis
Douglas J. Forseth
Officers:

Joseph S. Houssian	Chairman
Douglas J. Forseth	President
Daniel O. Jarvis	Executive Vice President and Chief Financial Officer
Hugh R. Smythe	Executive Vice President
John Currie	Vice President
Ross J. Meacher	Corporate Secretary
David Blaiklock	Treasurer
Norma Rattray	Controller; and

(b)	Whistler Mountain Holdings Limited:

(i)
is a corporation duly formed under the laws of the Province of British Columbia and has filed all necessary documents under such law and has complied with all requirements of the Company Act (British Columbia); and

(ii)	is a non-reporting company and is in good standing with respect to the Ming of returns in the office of the Registrar of Companies of British Columbia wherein:

(I)
the following company is the only beneficial owner of shares in the capital of Whistler Mountain Holdings Limited, free and clear of all liens, charges, options and encumbrances other than in favour of The Bank of Nova Scotia:

Name
Intrawest Corporation

(II)	there are no outstanding securities of Whistler Mountain Holdings Limited that are convertible into shares in its capital and there are no outstanding options or rights to subscribe for any of the unissued shares in the capital of Whistler Mountain Holdings Limited; and

(III)	the directors of Whistler Mountain Holdings Limited are as follows:
Directors:

Joseph S. Houssian
Daniel O. Jarvis
Hugh R. Smythe.

4.	Defined terms in the Development Agreement not otherwise defined in this Agreement shall apply herein as the context requires.

5.
The parties hereto hereby ratify and confirm the Development Agreement as modified hereby and agree that the Development Agreement as amended and these presents shall be read together and shall be construed as one instrument.

6.	This Agreement shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.

IN WITNESS WHEREOF the parties hereto have duty executed this Agreement as of the day and year first above written.

SIGNED by a duly authorized representative of the MINISTER OF ENVIRONMENT, LANDS AND PARKS on behalf of Her Majesty the Queen in Right of the Province of British Columbia in the presence of:

/s/ S. Blair Paterson
Name

1001 Douglas Street, Victoria, B.C. V8V 1X4
Address

Barrister & Solicitor, Ministry of Attorney General
Occupation
	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ [illegible] Authorized Representative of the Minister of Environment, Lands and Parks
WHISTLER MOUNTAIN SKI CORPORATION Per: /s/ [illegible] Per:______________________________	) ) ) ) ) ) )

AMENDMENT TO DEVELOPMENT AGREEMENT
This Agreement made as of the 31st day of October, 1997
BETWEEN:
HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Minister of Environment, Lands and Parks
(the “Province”)
OF THE FIRST PART
INTRAWEST RESORT CORPORATION, a company amalgamated under the laws of Canada and having an office at Suite 800 - 200 Burrard Street, Vancouver, British Columbia, V6C 3L6
(“IRC”)
OF THE SECOND PART
WHEREAS:

A.
The Province and Galway Enterprises (1980) Ltd. (Inc. No. 221462) (“Galway”), then named Whistler Mountain Ski Corporation, entered into a Ski Area Development Agreement dated for reference the 30th day of September, 1982 (the “Original Development Agreement”) in respect of the development of skiing facilities on Whistler Mountain, British Columbia;

B.
Galway assigned the Original Development Agreement to Whistler Mountain Ski Corporation (“WMSC”) (then Inc. No. 339160 and subsequently amalgamated to Inc. No. 474031) by assignment agreement dated. March 23, 1988 and WMSC assumed the obligations of Galway pursuant to the Original Development Agreement;

C.
The Original Development Agreement has been amended by agreements in writing dated March 31, 1988, January 2, 1990 and March 14, 1997 (the Original Development Agreement as amended is hereafter referred to as the “Development Agreement”);

D.
Effective October 31, 1997, WMSC amalgamated pursuant to the provisions of the Canada Business Corporation Act with Whistler Mountain Holdings Limited, Intrawest Resort Corporation, Blackcomb Mountain Properties Ltd., Blackcomb Skiing Enterprises Ltd., IW Resorts Ltd. and Mont Ste. Marie (1984) Inc. and continued as one corporation under the name Intrawest Resort Corporation; and

E.	The parties hereto have agreed to further amend the Development Agreement on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and other good and valuable consideration (the receipt whereof is hereby acknowledged) the parties hereto hereby agree as follows:

1.	The Province and IRC agree that the Development Agreement is amended as follows:

(a)	by amending section 1.01 thereof by deleting the definition of “Holdings”; -

(b)	by amending section 1.01 thereof by deleting the definition of “Intrawest” and replacing it with the following:
“ “Intrawest” means Intrawest Corporation, a company amalgamated under the laws of British Columbia under number 200486;”

(c)	by amending section 1.01 thereof by adding the following immediately after the definition of “Intrawest”:
““IRC” means Intrawest Resort Corporation, a company amalgamated under the laws of Canada under number 343030-8;”;

(d)	by amending section 1.01 thereof by deleting the definition of “Partnership” and replacing it with the following:
““Partnership” means Whistler Mountain Resort Limited Partnership, a British Columbia limited partnership registered under number 223832-97; “;

(e)	by amending section 7.03 thereof by deleting “Whistler” in line one and the words “Whistler, Holdings,” in line five and replacing them in each case with “IRC”;

(f)	by deleting subsections 12.01(i), (j) and (j.1) thereof and substituting therefore the following:

“(i)
if, without the prior written consent of the Minister, which consent the Minister covenants not to unreasonably withhold, Intrawest ceases to be the registered and beneficial owner of at least 50% of the issued and outstanding voting shares of IRC;

(j)
if the Interest has been assigned to the Partnership as permitted by section 15.05 then if, without the prior written consent of the Minister, which consent the Minister covenants not to unreasonably withhold:

(i)	Intrawest ceases to beneficially own, directly or indirectly, at least 50% of the value of the Partnership; or

(ii)	IRC ceases to be the sole general partner of the Partnership;

(j.1)
if, without the prior written consent of the Minister, which consent the Minister covenants not to unreasonably withhold, IRC is amalgamated with another company or is reorganized and Intrawest does not acquire or at any time thereafter ceases to hold, directly or indirectly, the beneficial ownership of at least 50% of the issued and outstanding voting shares in the capital of the amalgamated or reorganized company;";

(g)	by amending section 15.05 thereof by deleting the words “, other than references to Whistler contained in subsections 7.03 and 12.01(j)”; and

(h)	by deleting subsection 20.07(b) thereof and substituting therefore the following:

“(b)	to Whistler:

Intrawest Resort Corporation
Suite 800 - 200 Burrard Street
Vancouver, British Columbia V6C 3L6
Attention: President”.

2.	IRC warrants and represents to the Province that as of the date of this Agreement:

(a)	IRC:

(i)
is a corporation duly amalgamated under the Canada Business Corporations Act (the “CBCA”), has not been discontinued or dissolved under such Act and has sent to the Director under the CBCA all documents required to be sent to him under the CBCA;

(ii)
will, within 30 days after the date hereof, be duly registered as an extra-provincial corporation under the laws of the Province of British Columbia, and be in good standing with respect to the filing of returns;

(iii)
has the power, capacity and authority to enter into this Agreement and to carry out its obligations contemplated herein, all of which have been duly and validly authorized by all necessary corporate proceedings; and

(iv)	is a non-reporting company wherein:

(I)	the authorized capital of IRC is an unlimited number of common shares which are designated as Common shares;

(II)
the following company is the only beneficial owner of shares in the capital of IRC of the number and class set opposite its name, free and clear of all liens, charges, options and encumbrances other than in favour of The Bank of Nova Scotia:

Name	Number and Class of Shares

Intrawest Corporation	10,514,848 Common shares

(III)
there are no outstanding securities of MC that are convertible into shares in its capital and there are no outstanding options or rights to subscribe for any of the unissued shares in the capital of IRC; and

(IV)	the directors and officers of IRC are as follows:
Directors:

Joseph S. Houssian
Hugh R. Smythe
Daniel O. Jarvis
Officers:

Joseph S. Houssian	Chairman of the Board
Daniel O. Jarvis	Executive Vice President and Chief Financial Officer
Hugh R. Smythe	President
John E. Currie	Senior Vice President, Financing and Taxation
David Blaiklock	Corporate Controller
Ross J. Meacher	Corporate Secretary
Dough J. Forseth	Vice President
David B. Brownlie	Vice President
Charles Blier	Vice President
Graham R. Wood	Vice President.

3.	Defined terms in the Development Agreement not otherwise defined in this Agreement shall apply herein as the context requires.

4.
The parties hereto hereby ratify and confirm the Development Agreement as modified hereby and agree that the Development Agreement as amended and these presents shall be read together and shall be construed as one instrument.

5.	This Agreement shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

SIGNED by a duly authorized representative of the MINISTER OF ENVIRONMENT, LANDS AND PARKS on behalf of Her Majesty the Queen in Right of the Province of British Columbia in the presence of:

/s/ Pat Shea
Name

10470 152 Street, Surrey B.C.
Address

Regional Director's Assistant
Occupation
	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	[illegible] Authorized Representative of the Minister of Environment, Lands and Parks
INTRAWEST RESORT CORPORATION Per: /s/ [illegible] Per: /s/ [illegible]	) ) ) ) ) ) )

CONSENT AND AMENDMENT TO DEVELOPMENT AGREEMENT
THIS AGREEMENT dated September 14, 1999
BETWEEN:
HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Minister of Environment, Lands and Parks
(the “Province”)
OF THE FIRST PART
AND:
WHISTLER MOUNTAIN RESORT LIMITED PARTNERSHIP, a limited partnership created under the laws of British Columbia having an office at 4545 Blackcomb Way, Whistler, British Columbia, VON 1B4
(the “Partnership”)
OF THE SECOND PART
AND:
INTRAWEST RESORT CORPORATION, a corporation amalgamated under the Canada Business Corporations Act having an office at Suite 800 - 200 Burrard Street, Vancouver, British Columbia, V6C 3L6
(“IRC”)
OF THE THIRD PART
AND:
INTRAWEST CORPORATION, a British Columbia company having an office at Suite 800 - 200 Burrard Street, Vancouver, British Columbia, V6C 3L6
(“Intrawest”)
OF THE FOURTH PART
WHEREAS:

A.
The Province and Galway Enterprises (1980) Ltd. (Inc. No. 221462) (“Galway”), then named Whistler Mountain Ski Corporation, entered into a Ski Area Development Agreement dated for reference the 30th day of September, 1982 (the “Original Development Agreement”) in respect of the development of skiing facilities on Whistler Mountain, British Columbia;

B.	Galway assigned the Original Development Agreement to Whistler Mountain Ski Corporation (“WMSC”) (then Inc. No. 339160 and subsequently amalgamated to Inc.

No. 474031) by assignment agreement dated March 23;.1988 and WMSC assumed the obligations of Galway pursuant to the Original Development Agreement;

C.
The Original Development Agreement has been amended by agreements in writing dated March 31, 1988, January 2, 1990, March 14, 1997 and October 31, 1997 (the Original Development Agreement as amended is hereafter referred to as the “Development Agreement”);

D.
Effective October 31, 1997, WMSC amalgamated with Whistler Mountain Holdings Limited, Intrawest Resort Corporation, Blackcomb Mountain Properties Ltd., Blackcomb Skiing Enterprises Ltd., IW Resorts Ltd. and Mont Ste. Marie (1984) Inc. and continued as one corporation under the name “Intrawest Resort Corporation” pursuant to the provisions of the Canada Business Corporations Act (the “CBCA”);

E.
By a Contribution Agreement dated December 23, 1997, IRC assigned all of its rights under the Development Agreement and the Tenures (as defined therein) to the Partnership, and by an Assignment and Assumption Agreement dated as of December 23, 1997, the Partnership assumed all of the obligations of IRC under the Development Agreement;

F.	IRC is a wholly-owned subsidiary of Intrawest and is the general partner of the Partnership;

G.
It is proposed that pursuant to the provisions of the CBCA the winding-up of IRC into its parent Intrawest (the “Winding-Up”) be approved and implemented prior to the end of September 1999 and that in the course of the Winding-Up all the property of IRC be distributed to Intrawest and all the liabilities and obligations of IRC be assumed by Intrawest;

H.	Upon, in the course of, and as a consequence of, the Winding-Up:

(i)	Intrawest will, inter alia, become the general partner of the Partnership in substitution for IRC;

(ii)	all of the property of IRC will become the property of Intrawest;

(iii)
Intrawest will assume and become liable for all of the obligations and liabilities of IRC, including, without limitation, any and all obligations and liabilities of IRC under the Development Agreement and the Tenures; and

(iv)	IRC will be dissolved after all elements of the Winding-Up have been completed;

I.
To facilitate the completion of the Winding-Up and the dissolution of IRC it is necessary that IRC be released and discharged from all of its obligations and liabilities, including, without limitation, any and all obligations and liabilities of IRC under the Development Agreement and the Tenures; and

J.
The consent of the Province is required to Intrawest becoming the general partner of the Partnership in substitution for IRC and to the release and discharge of IRC from all of its obligations and liabilities under the Development Agreement and the. Tenures and in connection with the giving of such consent and release the parties hereto have agreed to further amend the Development Agreement as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

1.	The Province hereby:

(a)	consents to Intrawest becoming the general partner of the Partnership in substitution for IRC in the course of the Winding-Up; and

(b)
acknowledges, confirms and agrees that effective upon Intrawest becoming the general partner of the Partnership in substitution for IRC in the course of the Winding-Up, IRC will be released and discharged from any and all obligations and liabilities under the Development Agreement and the Tenures including, without limitation, any and all obligations and liabilities of IRC thereunder as general partner of the Partnership.

2.
Intrawest hereby acknowledges, confirms and agrees that effective upon Intrawest becoming the general partner of the Partnership in substitution for IRC in the course of the Winding-Up, Intrawest will be liable for any and all obligations and liabilities of IRC under the Development Agreement and the Tenures, including, without limitation, any and all obligations of IRC thereunder as general partner of the Partnership.

3.
Effective upon Intrawest becoming the general partner of the Partnership in substitution for IRC in the course of the Winding-Up, the Province and the Partnership agree that the Development Agreement is hereby amended as follows:

(a)	by adding to section 1.01 the following definitions:
“Acquisition Control” means, in respect of any person, such person becoming the beneficial owner, directly or indirectly, of Voting Shares which carry more than 50% of the combined voting power of the outstanding Voting Shares that such purpose beneficial ownership will take into account and will include beneficial ownership within the meaning of section 1(4) of the Securities Act (British Columbia) in effect on August 31, 1999);
“Voting Shares” means securities of Intrawest of any class or classes which ordinarily have voting power for the election of directors of Intrawest, whether at all times or only so long as no senior class of securities of Intrawest has such voting power by reason of any contingency;”:

(b)	by deleting from section 1.01 the following definition:

““IRC” means Intrawest Resort Corporation. a company amalgamated under the laws of Canada under number 343030-8;”:

(c)	by deleting section 7.03 and replacing it with the following:

“7.03
The Partnership will at any time and from time to time at the written request of the Minister, provide to the Minister a list of the registered holders of shares in the capital of Intrawest and a list of the holders of limited partnership units in the Partnership.”;

(d)	by deleting section 7.04 and replacing it with the following:

“7.04
In the event that there is an Acquisition of Control by any person, the Partnership will notify the Minister of such Acquisition of Control promptly after the later of the occurrence of such Acquisition of Control or the Partnership becoming aware of such Acquisition of Control and provide the Minister with such detail as is available to the Partnership as the Minister may reasonably request as to the identity of such person.”;

(e)	by deleting subsections 12.01(i), (j) and (j.1) and replacing them with the following:

“(i)	intentionally deleted;

(j)	if without the prior written consent of the Minister, which consent the Minister covenants not to unreasonably withhold:

(i)	Intrawest ceases to beneficially own, directly or indirectly, at least 50% of the value of the Partnership; or

(ii)	Intrawest ceases to be the sole general partner of the Partnership or to have the sole authority to manage the business of the Partnership;”;

(f)	by deleting sections 12.02 and 15.03;

(g)	by adding “Article III and” to the last line of section 15.05 immediately before the word “subsections”; and

(h)	by deleting subsection 20.07(b) and replacing it with the following:

“(b)	to the Partnership:
c/o Intrawest Corporation
Suite 800 - 200 Burrard Street
Vancouver, British Columbia
V6C 3L6
Attention: Corporate Secretary”.

4.	Intrawest hereby warrants and represents to the Province that as of the date of this Agreement:

(a)	Intrawest:

(i)	is a corporation duly amalgamated, validly existing and in good standing under the Company Act (British Columbia);

(ii)
has the power, capacity and authority to enter into this Agreement and to carry out its obligations contemplated herein, all of which have been duly and validly authorized by all necessary corporate proceedings; and

(iii)	is a reporting company; and

(b)	the directors and officers of Intrawest are as follows:
Directors:

R. Thomas M. Allan
Joe S. Houssian
Daniel O. Jarvis
David A. King
Gordon H. MacDougall
Paul M. Manheim
Paul A. Novelly
Gary Raymond
Bernard A. Roy
Khaled C. Sifri
Hugh R. Smythe
Nicholas C. Villiers
Officers:

Joseph S. Houssian	Chairman, President and Chief Executive Officer
Daniel O. Jarvis	Executive Vice President and Chief Financial Officer
Gary L. Raymond	Executive Vice President, Development and Acquisitions
Hugh R. Smythe	President, Resort Operations Group
James J. Gibbons	President, Intrawest Resort Club Group
Michael F. Coyle	Senior Vice President, Marketing
John E. Currie	Senior Vice President, Financing and Taxation
David Blaiklock	Vice President and Corporate Controller
Ross J. Meacher	Corporate Secretary

5.	Defined terms in the Development Agreement not otherwise defined in this Agreement shall apply herein as the context requires.

6.
The parties hereto hereby ratify and confirm the Development Agreement as modified hereby and agree that the Development Agreement as amended and these presents shall be read together and shall be construed as one instrument.

7.	This Agreement shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

SIGNED by British Columbia Assets and Land Corporation, an authorized representative of the MINISTER OF ENVIRONMENT, LANDS AND PARKS on behalf of Her Majesty the Queen in Right of the Province of British Columbia in the presence of:

/s/ Patricia E. Smith
Name

[illegible]
Address

[illegible]
Occupation
	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ [illegible] British Columbia Assets and Land Corporation, an authorized representative of the Minister of Environment, Lands and Parks
WHISTLER MOUNTAIN RESORT LIMITED PARTNERSHIP by its general partner INTRAWEST RESORT CORPORATION whose Corporate Seal was hereunto affixed in the presence of:
By: /s/ [illegible]
Title: Senior Vice President
	) ) ) ) ) ) ) ) ) )	C/S
The Corporate Seal of INTRAWEST RESORT CORPORATION was hereunto affixed in the presence of: By: /s/ [illegible] Title: Senior Vice President	) ) ) ) ) ) ) )	C/S
The Common Seal of INTRAWEST CORPORATION was hereunto affixed in the presence of: By: /s/ [illegible] Title: Senior Vice President, Financing and Taxation	) ) ) ) ) ) ) )	C/S
This is page 8 of a Consent and Amendment to Development Agreement dated September 14, 1999 between Her Majesty the Queen in Right of the Province of British Columbia, Whistler Mountain Resort Limited Partnership, Intrawest Resort Corporation and Intrawest Corporation.

CONSENT AND AMENDMENT TO DEVELOPMENT AGREEMENT
THIS AGREEMENT dated as of November 27, 2001
BETWEEN:
HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Minister of Sustainable Resource Management
(the “Province”)
OF THE FIRST PART
AND:
WHISTLER MOUNTAIN RESORT LIMITED PARTNERSHIP, a limited partnership formed under the laws of British Columbia having an office at 4545 Blackcomb Way, Whistler, British Columbia, VON 1B4
(the “Partnership”)
OF THE SECOND PART
AND:
INTRAWEST CORPORATION, a British Columbia company having an office at Suite 800 - 200 Burrard Street, Vancouver, British Columbia, V6C 3L6
(“Intrawest”)
OF THE THIRD PART
WHEREAS:

A.
The Province and Galway Enterprises (1980) Ltd. (Inc. No. 221462) (“Galway”), then named Whistler Mountain Ski Corporation, entered into a Ski Area Development Agreement dated for reference the 30th day of September, 1982 (the “Original Development Agreement”) in respect of the development of skiing facilities on Whistler Mountain, British Columbia;

B.
Galway assigned the Original Development Agreement to Whistler Mountain Ski Corporation (“WMSC”) (then Inc. No. 339160 and subsequently amalgamated to Inc. No. 474031) by assignment agreement dated March 23, 1988 and WMSC assumed the obligations of Galway pursuant to the Original Development Agreement;

C.
The Original Development Agreement has been amended by agreements in writing dated March 31, 1988, January 2, 1990, March 14, 1997, October 31, 1997 and September 14, 1999, respectively (the Original Development Agreement as amended is hereafter referred to as the “Development Agreement”);

D.
Effective October 31, 1997, WMSC amalgamated with Whistler Mountain Holdings Limited, Intrawest Resort Corporation, Blackcomb Mountain Properties Ltd., Blackcomb Skiing Enterprises Ltd., IW Resorts Ltd. and Mont Ste. Marie (1984) Inc. and continued as one corporation under the name “Intrawest Resort Corporation” (“IRC”) pursuant to the provisions of the Canada Business Corporations Act (the “CBCA”);

E.
By a Contribution Agreement dated December 23, 1997, IRC assigned all of its rights under the Development Agreement and the Tenures (as cleaned therein) to the Partnership, and by an Assignment and Assumption Agreement dated as of December 23, 1997, the Partnership assumed all of the obligations of IRC under the Development Agreement;

F.	At the time of the assignment referred to in Recital E, IRC was the general partner of the Partnership;

G.
IRC was wound-up into its parent Intrawest with the consent of the Province pursuant to the provisions of the CBCA (the “Winding-Up”) and in the course of, and as a consequence of, the Winding-Up, Intrawest became the sole general partner of the Partnership in substitution for IRC;

H.	It is proposed that Intrawest Mountain Resorts Ltd. (“IMRL”), a British Columbia company and a wholly-owned subsidiary of Intrawest, become an additional general partner of the Partnership; and

I.	The consent of the Province is required to IMRL becoming an additional general partner of the Partnership; and

J.
The parties hereto have agreed to amend the Development Agreement to include provisions with respect to IMRL and to otherwise amend the terms and conditions thereof, in each case as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

1.	The Province hereby consents to IMRL becoming an additional general partner of the Partnership.

2.	Effective upon IMRL becoming an additional general partner of the Partnership, the Province and the Partnership agree that the Development Agreement is amended as follows:

(a)	by adding to section 1.01 thereof the following definition:
““IMRL,” means Intrawest Mountain Resorts Ltd., a company incorporated under the laws of British Columbia under number 636020;”;

(b)	by deleting subsection 12.01(j) thereof and replacing it with the following:

“(j)	if without the prior written consent of the Minister, which consent the Minister covenants not to unreasonably withhold:

(i)	Intrawest ceases to beneficially own, directly or indirectly, at least 50% of the value of the Partnership;

(ii)	so long as IMRL is a general partner of the Partnership, Intrawest ceases to be the registered and beneficial owner of all of the issued and outstanding voting shares of IMRL;

(iii)	Intrawest ceases to be a general partner of the Partnership other than as a result of the bankruptcy of Intrawest;

(iv)	the general partner or general partners, as the case may be, of the Partnership cease to have the sole authority to manage the business of the Partnership; or

(v)	any other person is admitted as a general partner of the Partnership.”;

(c)	by deleting sections 12.03 and 12.04 thereof and replacing them with the following:
“12.03 Intentionally deleted.
12.04 Intentionally deleted.”; and

(d)	by replacing the reference to the Arbitration Act in each of section 19.01 and section 19.02 thereof with a reference to the Commercial Arbitration Act.

3.	Intrawest hereby warrants and represents to the Province that as of the date of this Agreement:

(a)	IMRL:

(i)	is a corporation duly incorporated, validly existing and in good standing under the Company Act (British Columbia); and

(ii)	is a wholly-owned subsidiary of Intrawest;

(b)	the directors and officers of IMRL are as follows:

Directors:

Joe S. Houssian
Daniel O. Jarvis
Officers:

Joseph S. Houssian	President
Daniel O. Jarvis	Vice President
John E. Currie	Vice President
Ross J. Meacher	Corporate Secretary

4.	Defined terms in the Development Agreement not otherwise defined in this Agreement shall apply herein as the context requires.

5.
The parties hereto hereby ratify and confirm the Development Agreement as modified hereby and agree that the Development Agreement and these presents shall be read together and shall be construed as one instrument.

6.	This Agreement shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

SIGNED AND DELIVERED by British Columbia Assets and Land Corporation, an authorized representative of the MINISTER OF SUSTAINABLE RESOURCE MANAGEMENT on behalf of Her Majesty the Queen in Right of the Province of British Columbia in the presence of:

/s/ Maxine Davie
Name

200, 10428-153rd Street, Surrey, BC V3R 1E1
Address

Commissioner for taking Affidavits for British Columbia
Occupation
	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ [illegible] British Columbia Assets and Land Corporation, an authorized representative of the Minister of Environment, Lands and Parks
WHISTLER MOUNTAIN RESORT LIMITED PARTNERSHIP by its general partner, INTRAWEST RESORT CORPORATION whose common seal was hereunto affixed in the presence of:
By: /s/ [illegible]
Title: Senior Vice President, Financing and Taxation
	) ) ) ) ) ) ) ) ) )	C/S
The Common Seal of INTRAWEST CORPORATION was hereunto affixed in the presence of: By: /s/ [illegible] Title: Senior Vice President, Financing and Taxation	) ) ) ) ) ) ) )	C/S

CONSENT AND AMENDMENT TO DEVELOPMENT AGREEMENT - WHISTLER
THIS AGREEMENT dated as of November 5, 2010
BETWEEN:
HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Minister of Natural Resource Operations, Parliament Buildings, Victoria, British Columbia, V8V 1X4
(the “Province”)
OF THE FIRST PART
AND:
WHISTLER MOUNTAIN RESORT LIMITED PARTNERSHIP, a limited partnership formed under the laws of British Columbia (No. 223632-97) having an office at 4545 Blackcomb Way, Whistler, British Columbia, VON 1B4
(the “Partnership”)
OF THE SECOND PART
AND:
INTRAWEST ULC, an Alberta unlimited liability company (Alberta Corporate Access Number 201277835) registered in British Columbia under number A0069356 and having an office at Suite 710 - 375 Water Street, Vancouver, British Columbia, V6B 5C6
(“Intrawest”)
OF THE THIRD PART
AND:
WHISTLER BLACKCOMB HOLDINGS INC., a corporation continued under the Business Corporations Act (British Columbia) under number C0894119 and having an office at 4545 Blackcomb Way, Whistler, British Columbia, VON 1B4

(“W/B Holdings”)
OF THE FOURTH PART
WHEREAS:

A.
The Province and Galway Enterprises (1980) Ltd. (Inc. No. 221462) (“Galway”), then named Whistler Mountain Ski Corporation, entered into a Development Agreement (the “Original Development Agreement”) dated for reference the 30th day of September, 1982 in respect of the development of skiing facilities on Whistler Mountain, British Columbia;

B.
Galway assigned the Original Development Agreement to Whistler Mountain Ski Corporation (“WMSC”) (then Inc. No. 339160 and subsequently amalgamated to Inc. No. 474031) by assignment agreement dated March 23, 1988 and WMSC assumed the obligations of Galway pursuant to the Original Development Agreement;

C.
The Original Development Agreement has been amended by agreements in writing dated March 31, 1988, October 16, 1992, January 2, 1990, March 14, 1997, October 31, 1997, September 14, 1999 and November 27, 2001, respectively (the Original Development Agreement, as amended from time to time, is herein referred to as the “Development Agreement”);

D.
In furtherance of the Development Agreement, the Province has issued to the operator thereunder certain leases, licences and rights of way (such leases, licences and rights of way, as amended and in effect from time to time, are herein referred to as the “Tenures”);

E.
Effective October 31, 1997, WMSC amalgamated (the “WMSC Amalgamation”) with Whistler Mountain Holdings Limited, Intrawest Resort Corporation, Blackcomb Mountain Properties Ltd., Blackcomb Skiing Enterprises Ltd., IW Resorts Ltd. and Mont Ste. Marie (1984) Inc. and continued as one corporation under the name “Intrawest Resort Corporation” (“IRC”) pursuant to the provisions of the Canada Business Corporations Act (the “CBCA”);

F.
By a Contribution Agreement dated December 23, 1997, IRC assigned all of its rights under the Development Agreement and the Tenures to the Partnership, and by an Assignment and Assumption Agreement dated as of December 23, 1997, the Partnership assumed all of the obligations of IRC under the Development Agreement;

G.	At the time of the assignment referred to in Recital F, IRC was the general partner of the Partnership;

H.
Effective September 26, 1999, IRC was wound-up into its parent Intrawest Corporation with the consent of the Province pursuant to the provisions of the CBCA (the “Winding-Up”) and in the course of, and as a consequence of, the Winding-Up, Intrawest Corporation became the general partner of the Partnership in substitution for IRC;

I.
Effective November 28, 2001, Intrawest Mountain Resorts Ltd. (“IMRL”), a British Columbia company (Incorporation No. BC0636020), a wholly-owned subsidiary of Intrawest Corporation, become an additional general partner of the Partnership;

J.
Effective October 27, 2006, Intrawest Corporation amalgamated (the “Intrawest Amalgamation”) with Wintergames Acquisition ULC and continued as one corporation under the name “Intrawest ULC” (defined as “Intrawest” herein) pursuant to the provisions of the Business Corporations Act (Alberta) and upon the Intrawest Amalgamation, Intrawest became general partner of the Partnership;

K.
Under the terms of the Development Agreement certain matters require the prior consent of the Province (where the context requires herein, a reference to the Province shall be deemed to include any minister or other public official from whom consent is required under the terms of the Development Agreement) and Intrawest has applied to the Province for its consent in connection with the transactions described in Schedule A to this Agreement (the “Transactions”); and

L.
The parties hereto enter into this Agreement to set out the terms and conditions relating to the Province’s consent to the Transactions as contemplated by the Development Agreement and to amend the Development Agreement to reflect the new interests in the Partnership as a consequence of the Transactions, as hereinafter set forth.

THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.
Consent of the Province. The Province hereby consents to the Transactions in accordance with the consent requirements imposed by the Development Agreement and the Land Act. The Partnership, Intrawest and W/B Holdings acknowledge and agree that such consent and this Agreement do not:

(a)	constitute a consent, authorization or approval of or to the Transactions for the purpose of any other enactment or as may be required by any other Provincial governmental authority; or

(b)	waive or restrict any rights or remedies of the Province under the Development Agreement in respect of any matter other than the Transactions that are the subject of such consent and this Agreement.

2.
Confirmations. Intrawest and the Partnership confirm to the Province and W/B Holdings as set out in the following paragraph 2(a) and the Province confirms to Intrawest, the Partnership and W/B Holdings as set out in the following paragraphs 2(b), (c) and (d):

(a)
the Partnership has not made, and is not aware of, any assignment of the Development Agreement or any Tenure except as set out in the Recitals hereto and except for in connection with security in respect of which the security holder has given a full release and discharge of its interest;

(b)
the Province has not given its consent to any assignment concerning the Development Agreement or any Tenure except as set out in the Recitals hereto and except for consents to security in respect of which the Province has received confirmation of the full release and discharge thereof;

(c)
as of the date of this Agreement, the Province has not given to the Partnership any notice of default or other similar notice in respect of which it has asserted the right to terminate or to commence proceedings to terminate the Development Agreement or any Tenure; and

(d)
as of the date of this Agreement, the Province is not aware of any outstanding Event of Default (as defined in the Development Agreement) or failure to comply with the terms of the Development Agreement in respect of which it proposes to commence any proceedings in respect of the Development Agreement or any Tenure.

3.	Ratification and Amendments to Development Agreement. Effective as of the date of the completion of the Transactions (the “Effective Date”):

(a)	the Partnership makes the ratification, affirmation and confirmation set out in Schedule B hereto; and

(b)	the Development Agreement is amended as set out in Schedule B hereto.
The Partnership will give the Province written notice of the occurrence of the Effective Date forthwith upon the occurrence thereof.

4.	Representations and Warranties re: W/B Holdings. Intrawest and W/B Holdings represent and warrant to the Province that:

(a)	as of the date of this Agreement W/B Holdings:

(i)
is a corporation duly continued under the Business Corporations Act (British Columbia) (the “BCBCA”) under number C0894119, has not been discontinued or dissolved under the BCBCA and has sent to the Director under the BCBCA all documents required to be sent to the Director under the BCBCA;

(ii)
has the power, capacity and authority to enter into this Agreement and to carry out its obligations contemplated herein, all of which have been duly and validly authorized by all necessary corporate proceedings; and

(iii)	is a corporation wherein:

A.	the authorized capital of W/B Holdings is as follows:
a)    an unlimited number of common shares; and
b)    an unlimited number of preferred shares;

B.
the following person is the only legal and beneficial owner of shares in the capital of W/B Holdings and is the holder of the number and class set opposite such person’s name, free and clear of all liens, charges, options and encumbrances:

Name            Number and Class of Shares
Graham Savage    1 common share

C.	there are no outstanding securities of W/B Holdings that are convertible into shares in its capital and there are no outstanding options or rights to subscribe for any of the unissued shares in the capital of W/B Holdings;

D.	the directors and officers of W/B Holdings are as follows:
Directors:

William (Bill) Jensen
Wesley Edens
Jonathan Ashley
John Furlong
Graham Savage
Scott Hutcheson
Cam Neely
Russell Goodman
Officers:

William (Bill) Jensen - Chairman and Chief Executive Officer
David Brownlie - President and Chief Operating Officer
Kevin Smith - Executive Vice President, Chief Financial Officer and Corporate Secretary
Doug Forseth - Senior Vice President, Operations
Stuart Rempel - Senior Vice President, Marketing and Sales; and

(b)
they presently expect that upon the Effective Date Intrawest will own approximately 30% of the issued shares in the capital of W/B Holdings and the balance of the issued shares in the capital of W/B Holdings will be owned by other persons pursuant to the public offering referred to in Schedule A, and W/B Holdings agrees to provide to the Province forthwith after the Effective Date such updated information as to the share ownership of W/B Holdings as may be reasonably required by the Province.

5.	Representations and Warranties re: Second Additional General Partner. The Partnership hereby represents and warrants to the Province that as of the date of this Agreement 0891986 B.C. Ltd.:

(a)	is a corporation duly incorporated, validly existing and in good standing under the Business Corporations Act (British Columbia); and

(b)	is directly or indirectly wholly-owned and controlled by Nippon Cable Co., Ltd. (“Nippon Cable”), an existing limited partner in the Partnership, or by Nippon Cable and its affiliates.

6.	Ratification and Affirmation. The parties hereto hereby ratify and affirm the Development Agreement, as modified hereby, and agree that the Development Agreement continues in full force and effect.

7.	Execution and Delivery of this Agreement. This Agreement may be executed and delivered in counterparts and by fax, email or other electronic means.

8.	Binding Effect. This Agreement shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

SIGNED AND DELIVERED on behalf of HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA by an authorized representative of the Minister of Natural Resource Operations in the presence of:

/s/ T. L. Nykyforyk
Name

Lawyer
Occupation
	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ [illegible] Authorized representative of the Minister of Natural Resource Operations
WHISTLER MOUNTAIN RESORT LIMITED PARTNERSHIP by its general partner, INTRAWEST ULC whose corporate seal was hereunto affixed in the presence of: By: /s/ [illegible] Title:_____________________________	) ) ) ) ) ) ) ) ) )	C/S
The Corporate Seal of INTRAWEST ULC was hereunto affixed in the presence of: By: /s/ [illegible] Title:_____________________________	) ) ) ) ) ) ) )	C/S
The Corporate Seal of WHISTLER BLACKCOMB HOLDINGS INC. was hereunto affixed in the presence of: By: /s/ [illegible] Title:_____________________________	) ) ) ) ) ) ) )	C/S